UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

PMC-Sierra, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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PMC-SIERRA, INC.

1380 Bordeaux Drive

Sunnyvale, California 94089

(408) 239-8000

Notice of Annual Meeting of Stockholders

DATE AND TIME	May 10, 2012 at 9:00 a.m.
PLACE	PMC-Sierra, Inc. 1380 Bordeaux Drive Sunnyvale, California 94089
ITEMS OF BUSINESS

(1)    To elect nine directors to serve until the 2013 Annual Meeting of Stockholders of PMC-Sierra, Inc. (“PMC” or the “Company”) or until their successors are duly elected and qualified. The nominees for the Board of Directors are Richard E. Belluzzo, James V. Diller, Sr., Michael R. Farese, Jonathan J. Judge, Michael A. Klayko, William H. Kurtz, Gregory S. Lang, Frank J. Marshall and Richard N. Nottenburg;

(2) To ratify the appointment of Deloitte & Touche LLP as PMC’s independent auditors;
(3) An advisory vote on our executive compensation as described in the proxy statement;

(4)    To approve a proposal to amend the Company’s 2008 Equity Plan to: (i) increase the number of shares of common stock reserved for issuance thereunder by 9,500,000 shares, (ii) satisfy the shareholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“the Code”) with respect to “performance-based” compensation under Section 162(m) of the Code, and (iii) make other technical or otherwise non-material revisions thereto;

(5) To consider such other business as may properly come before the 2012 Annual Meeting of Stockholders (the “Annual Meeting”).
RECORD DATE	You are entitled to vote if you were a stockholder at the close of business on March 16, 2012.
ANNUAL MEETING ADMISSION	All PMC stockholders are cordially invited to attend the Annual Meeting in person. The Annual Meeting will begin promptly at 9:00 a.m.
VOTING BY PROXY	Your vote is important. Whether or not you plan to attend the meeting, please vote as soon as possible. You may vote in person, by mailing a completed proxy card, by telephone or over the Internet, except that stockholders who receive the proxy materials over the Internet will not receive a proxy card in the mail, unless specifically requested. For specific voting instructions, please refer to the instructions provided with your proxy card or the voting instructions you receive in the notice of Internet availability of proxy materials or by e-mail, and in this proxy statement.

Vice President, General Counsel, Corporate Secretary

This proxy statement and form of proxy are being distributed and made available on or about March 23, 2012.

PMC-SIERRA, INC.

1380 Bordeaux Drive

Sunnyvale, California 94089

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

Notice of Internet availability of this proxy statement, the accompanying proxy card or the voting instructions you received by e-mail and the Annual Report to Stockholders of PMC-Sierra, Inc. (“PMC”, the “Company” “us” or “we”) are being provided to you on or about March 23, 2012. The Board of Directors (the “Board”) of PMC is soliciting your proxy to vote your shares at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournment or postponement thereof. This proxy statement provides you with information on these matters to assist you in voting your shares.

Questions and Answers About the Proxy Materials and the Annual Meeting

Q:	Why am I receiving these materials?

A:

PMC’s Board is making these proxy materials available to you over the Internet or providing paper copies of these proxy materials to you by mail in connection with PMC’s Annual Meeting, which will take place on May 10, 2012. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this proxy statement.

Q:	What information is contained in these materials?

A:

The information included in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information. If you received a paper copy of these materials by mail, PMC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, a proxy card and a return envelope are also enclosed.

Q:	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

A:

Under rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we are continuing to furnish proxy materials to our stockholders primarily over the Internet. As a result, we are mailing to many of our stockholders a notice about the Internet availability of the proxy materials instead of mailing a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice.

Q:	Why didn’t I receive a notice in the mail regarding the Internet availability of the proxy materials?

A:	Paper copies of the proxy materials are being mailed to those stockholders who have previously requested to receive paper copies or who are living outside of the United States.

We are providing notice of Internet availability of the proxy materials by e-mail to those stockholders who have previously elected electronic delivery of the proxy materials. Those stockholders should have received an e-mail containing a link to the website where those materials are available and a link to the proxy voting website.

Q:	How can I access the proxy materials over the Internet?

A:	Your notice regarding Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

•	view our proxy materials for the Annual Meeting on the Internet; and

•	instruct us to send our future proxy materials to you electronically by e-mail.

Your notice of Internet availability of proxy materials, proxy card or voting instruction card will contain instructions on how you may request to access proxy materials electronically. Choosing to access your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to access future proxy materials electronically, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to access proxy materials by e-mail will remain in effect until you terminate it.

Q:	How may I obtain a paper copy of the proxy materials?

A:

Stockholders receiving notice of Internet availability of the proxy materials, whether in paper or by e-mail, will find instructions about how to obtain a paper copy of the proxy materials as part of that notice. Stockholders who do not receive a notice or an e-mail will receive a paper copy of the proxy materials by mail.

Q:	What proposals will be voted on at the Annual Meeting?

A:	There are four proposals scheduled to be voted on at the Annual Meeting:

•	the election of directors;

•	the ratification of the appointment of Deloitte & Touche LLP as PMC’s independent auditors;

•	the approval, in a non-binding vote, of our executive compensation as described in this proxy statement; and

•

the approval of amendments to the Company’s 2008 Equity Plan to (i) increase the number of shares reserved for issuance thereunder by 9,500,000 shares, (ii) satisfy the shareholder approval requirements of Section 162(m) of the Code related to the granting of performance-based awards, and (iii) to make other technical or otherwise non-material revisions.

Q:	What is the Board’s voting recommendation?

A:

PMC’s Board recommends that you vote your shares “FOR” each of the nominees to the Board, “FOR” the ratification of the appointment of Deloitte & Touche LLP as PMC’s independent auditors, “FOR” the approval of our executive compensation as described herein (the “Say-on-Pay Vote”) and “FOR” the approval of the amendments to the Company’s 2008 Equity Plan to increase the number of shares reserved for issuance thereunder by 9,500,000 shares; to satisfy the shareholder approval requirements of Section 162(m) of the Code related to the granting of performance-based awards; and to make other technical or otherwise non-material revisions thereto.

Q:	Which of my shares can be voted?

A:

You can vote all shares you owned as of the close of business on March 16, 2012 (the “Record Date”). These shares include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Most stockholders of PMC hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially. If you hold your shares as a beneficial owner, it is critical that you cast your vote if you want it to count. In the past, if you held your shares as a beneficial owner and you did not indicate how you wanted your shares voted in the election of directors, your bank or broker was allowed to vote your shares on your behalf in the election of directors as they felt appropriate. However, your stockbroker, bank or other nominee may no longer vote your shares in non-routine matters, including the election of directors, unless they have your voting instructions, so it is very important that you indicate your voting instructions to the institution holding your shares.

Shares Directly Held—Stockholder of Record

If your shares are registered directly in your name with PMC’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record of those shares. As the stockholder of record, you have the right to grant your voting proxy directly to PMC or to vote in person at the Annual Meeting.

Shares Indirectly Held—Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record with respect to those shares. We urge you to direct your broker on how to vote your shares. Beneficial owners may attend the Annual Meeting but may not vote in person unless you obtain a signed proxy from the stockholder of record giving you the right to vote the shares in person at the Annual Meeting. Your broker or nominee should provide you with a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares. If you did not receive a voting instruction card, please contact the institution holding your shares.

Q:	How can I vote my shares in person at the Annual Meeting?

A:

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, ballots will be available at the meeting. Please bring proof of identification.

Even if you plan to attend the Annual Meeting, PMC recommends that you also submit your proxy as described below so that your vote will be counted if you later decide not to or are otherwise unable to attend the Annual Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the stockholder of record giving you the right to vote the shares.

Q:	How can I vote my shares without attending the Annual Meeting?

A:

You may vote your shares by granting a proxy for those shares you hold directly as the stockholder of record by returning the enclosed proxy card or following the instructions provided or, for shares held in street name, by submitting voting instructions to your broker or nominee using the voting instruction card provided by your broker or nominee. You may also vote by telephone or over the Internet by following either the instructions included on your proxy card or the voting instructions you receive by e-mail or in the notice of Internet availability of proxy materials. If you received a paper copy of these proxy materials and you choose to vote by telephone or over the Internet, do not complete and mail your proxy card.

Q:	Can I change my vote?

A:

You may change your proxy instructions at any time prior to the closing of the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold in street name, you may accomplish this by submitting new voting instructions to your broker or nominee before the deadline noted on the voting instruction card you received.

Q:	How are votes counted?

A:

Votes will be counted by the Inspector of Elections, who will separately count “FOR” and “AGAINST” votes and abstentions with respect to the election of directors and, with respect to any proposals other than the election of directors, “FOR” and “AGAINST” votes, abstentions and broker non-votes. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares because the matter is not considered a routine matter. For all proposals, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you “ABSTAIN,” it will have no effect on the outcome of the election of directors, but for all other proposals it has the same effect as a vote “AGAINST.” If you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Your bank or broker is no longer permitted to vote your uninstructed shares on a discretionary basis on non-routine matters which include the following Proposals in this proxy statement: the election of directors (Proposal No. 1); the approval of the non-binding Say-on-Pay Vote (Proposal No. 3); and the approval of an amendment to the Company’s 2008 Equity Plan to increase the number of shares of the Company’s common stock reserved for issuance thereunder by 9,500,000 shares, to satisfy the shareholder approval requirements of Section 162(m) of the Code, and to make other technical or otherwise non-material revisions thereto (Proposal No. 4). Thus, if you hold your shares in street name and do not instruct your bank or broker how to vote in non-routine matters, no votes will be cast on your behalf on these proposals. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of Deloitte & Touche LLP as PMC’s independent auditors (Proposal No. 2). Please ensure that you complete the voting instruction card sent by your bank or broker.

Q:	What is the voting requirement to approve each of the proposals?

A:

Under our bylaws, directors must be elected by a majority of votes cast in uncontested elections. Therefore, each nominee for director receiving more votes “FOR” than votes “AGAINST” shall be elected as a director. Shares not present and shares that “ABSTAIN” will have no effect on the election of directors. All other proposals require the affirmative “FOR” vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described below in “What is the quorum requirement for the Annual Meeting?” In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote with respect to a proposal on which the broker has expressly not voted.

Q:	What does it mean if I receive more than one notice or e-mail about Internet availability of the proxy materials or more than one paper copy of the proxy or voting instruction card?

A:

It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive in the mail and vote over the Internet the shares represented for each notice or e-mail you receive.

Q:	Where can I find the voting results of the Annual Meeting?

A:	PMC will announce preliminary voting results at the Annual Meeting and publish the final results in a Current Report on Form 8-K once they are certified following the Annual Meeting.

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:

Other than the proposals described in this proxy statement, PMC does not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Gregory S. Lang and Alinka Flaminia, will have the discretion to vote your shares on additional matters properly presented for a vote at the Annual Meeting. Mr. Lang is PMC’s President and Chief Executive Officer and Ms. Flaminia is PMC’s Vice President, General Counsel and Corporate Secretary. If for any unforeseen reason any of PMC’s nominees is not available as a candidate for director, the person named as proxy holder will vote your proxy for such other candidate or candidates as may be nominated by the Board.

Q:	What class of shares is entitled to be voted?

A:

Each share of PMC’s common stock outstanding as of the close of business on the Record Date is entitled to one vote at the Annual Meeting. On the Record Date, PMC had approximately 231,839,036 shares of common stock issued and outstanding.

Q:	Is cumulative voting permitted for the election of directors?

A.	No. At our 2011 annual meeting, stockholders voted to amend PMC’s Restated Certificate of Incorporation to eliminate cumulative voting in the election of directors.

Q:	What is the quorum requirement for the Annual Meeting?

A:

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the outstanding shares entitled to be voted as of the Record Date. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. None of the proposals, other than the ratification of the appointment of Deloitte & Touche LLP as PMC’s independent auditors, is considered a routine matter.

Q:	Who will count the vote?

A:	A representative of Alliance Advisors, LLC will be present at the Annual Meeting and will tabulate the votes and act as the Inspector of Elections.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within PMC or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by the Board. If a stockholder makes written comments on his or her proxy card, these will be forwarded to PMC’s management.

Q:	Another member of my household is also a PMC stockholder and we share the same address. Why did we only receive one copy of the proxy materials?

A:

In an effort to further reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our proxy materials, unless one or more of these stockholders notifies us that he or she wishes to continue receiving individual copies. Stockholders who participate in householding will continue to receive separate proxy cards. If you share an address with another stockholder and received only one set of proxy materials and would like to request a separate copy of these materials, please: (1) mail your request to PMC- Sierra, Inc., 1380 Bordeaux Drive, Sunnyvale, California, 94089, Attn: Investor Relations; (2) send an e-mail to investor_relations@pmc-sierra.com; or (3) call our Investor Relations department at 1-408-988-8276. Similarly, you may also contact us if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

Q:	Who bears the cost of soliciting votes for the Annual Meeting?

A:

PMC pays the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by PMC’s directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. PMC has retained the services of Alliance Advisors, LLC to aid in the solicitation of proxies from banks, brokers, nominees and intermediaries. The fee paid to Alliance Advisors, LLC for its solicitation services will not exceed $12,000. In addition, PMC may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may submit proposals or nominate directors for consideration at future annual meetings of stockholders.

Any stockholder who wants to make a proposal that is to be included in PMC’s proxy statement for that annual meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) must deliver written notice to PMC’s corporate secretary at least 120 days before the one-year anniversary of the mailing date of the prior year’s proxy materials (in the case of the 2013 annual meeting, this date is November 23, 2012). Any stockholder who wants to make a proposal that is not to be included in PMC’s proxy statement for that annual meeting, must deliver written notice to PMC’s corporate secretary at least 45 days before the one-year anniversary of the mailing date of the prior year’s proxy materials (in the case of the 2013 annual meeting, this date is February 6, 2013) in order for such proposal to be considered timely under Rule 14a-4(c) under the Exchange Act. If the date of next year’s annual meeting is more than thirty days after the one-year anniversary of this year’s Annual Meeting, then the deadline will be changed. In addition, under our bylaws, stockholder proposals to be considered at our 2013 annual meeting that are submitted outside of Rule 14a-8 under the Exchange Act, including director nominations, must be submitted not later than January 10, 2013 and not earlier than December 11, 2012; provided however, that if PMC’s 2013 annual meeting of stockholders is called for a date that is not within twenty-five days before or after the anniversary of the Annual Meeting, then to be considered timely, stockholder proposals and director nominations must be received by our corporate secretary at our principal executive offices not later than the close of business on the tenth day following the day on which notice of PMC’s 2013 annual meeting of stockholders was mailed or publicly disclosed, whichever occurs first. Any such notice must contain the information specified in PMC’s bylaws regarding the matters proposed to be brought before the annual meeting and the stockholder proposing such matters. Such proposals will also need to comply with the SEC’s regulations regarding the inclusion of stockholder proposals in PMC-sponsored proxy materials. The full text of the Company’s relevant bylaw provisions as in effect from time to time may be obtained by writing to PMC’s corporate secretary.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine nominees of the Board of Directors named below. Each nominee has consented to his nomination and PMC does not expect that any nominee will be unable to serve as a director. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until such director’s successor has been elected. The table below sets forth information about each nominee as of the Record Date.

Our bylaws provide for a majority voting standard for the election of directors in uncontested director elections, such as that being conducted at this Annual Meeting. Under this standard, a director nominee will be elected only if the number of votes cast “FOR” the nominee exceeds the number of votes cast “AGAINST” that nominee. In the case of contested elections (a situation in which the number of nominees exceeds the number of directors to be elected), the plurality vote standard would apply.

Recommendation

PMC’s Board of Directors recommends a vote FOR the nominees listed below:

Name of Nominee	Age	Principal Occupation	Director Since
Richard E. Belluzzo	58	Chief Executive Officer, Quantum Corporation	2003
James V. Diller, Sr.	76	Vice Chairman of the Board, PMC	1983
Michael R. Farese	65	Sr. Vice President, Engineering and Operations, Entropic Communications	2006
Jonathan J. Judge	58	Chief Executive Officer, First Data Corporation	2004
Michael A. Klayko	57	Chief Executive Officer, Brocade Communications Systems, Inc.	2011
William H. Kurtz	54	Chief Financial Officer & Chief Commercial Officer, Bloom Energy	2003
Gregory S. Lang	48	President and Chief Executive Officer, PMC	2008
Frank J. Marshall	65	Private Investor and Management Consultant	1996
Richard N. Nottenburg	58	Investor and Technology Consultant	2011

Richard E. Belluzzo

Mr. Belluzzo has been a director of PMC since June 2003. He is currently Executive Chairman of Quantum Corporation, a computer storage solutions company. From September 2001 until April 2011, Mr. Belluzzo served as Quantum Corporation’s Chief Executive Officer. From September 1999 to May 2002, Mr. Belluzzo held senior management positions with Microsoft Corporation, most recently as President and Chief Operating Officer. From January 1998 to September 1999, Mr. Belluzzo was Chief Executive Officer of Silicon Graphics, Inc. From 1975 to January 1998, Mr. Belluzzo was with Hewlett-Packard Company, most recently as Executive Vice President of the printer business. Mr. Belluzzo is also a director of JDS Uniphase Corporation, an optical telecommunications equipment maker.

The Board determined that Mr. Belluzzo’s background and experience as a Chief Executive Officer of a large public company, as well as his deep knowledge of the technology industry, allow him to contribute significantly to the Board, particularly with respect to PMC’s strategic direction and the financial acumen he brings to the Audit and Nominating and Corporate Governance Committees.

James V. Diller, Sr.

Mr. Diller, a founder of PMC, was PMC’s Chief Executive Officer from 1983 to July 1997 and President from 1983 to July 1993. Mr. Diller has been a director of PMC since its formation in 1983. Mr. Diller was Chairman of PMC’s Board from July 1993 until February 2000, when he became Vice Chairman. He is also a director of Intersil Corporation, an analog semiconductor company, and is Chairman of the Board of Avago Technologies Limited, an analog semiconductor company.

Mr. Diller has over 50 years of experience in the semiconductor industry, and has held positions ranging from development engineer and product line manager, to Chief Executive Officer, including at PMC. The Board determined that Mr. Diller’s long history with PMC, as well as his breadth of experience and on-going, active involvement in the semiconductor industry, continue to make him a valuable asset to the Board. For these reasons, the Board excepted Mr. Diller this year from the Board’s general policy not to renominate a director for re-election at an annual stockholder meeting following that director’s 75th birthday.

Michael R. Farese

Mr. Farese has been a director of PMC since May 2006. Since May 2010, Mr. Farese has served as Senior Vice President, Engineering and Operations of Entropic Communications, a fabless semiconductor company that provides silicon and software solutions to enable connected home networking and home multimedia. From September 2007 until May 2010, Mr. Farese served as the President and Chief Executive Officer of BitWave Semiconductor, Inc., a fabless semiconductor company and innovator of radio frequency integrated circuits. Mr. Farese served as the Senior Vice President of Engineering for Palm, Inc. from July 2005 until September 2007. From March 2002 to June 2005, Mr. Farese was the Chief Executive Officer and President of WJ Communications, Inc. He was Chief Executive Officer and President of Tropian, Inc. from October 1999 to March 2002 and prior to that held senior management positions at Motorola, Ericsson and Nokia Mobile Phones. Mr. Farese also held management positions at AT&T and Bell Laboratories.

The Board has determined that Mr. Farese’s extensive experience and knowledge in wireless communication products and systems allows him to significantly contribute to the strategic vision of the Company. His background as a Chief Executive Officer also provides him with experience and knowledge in compensation and governance matters for technology companies to enhance his contributions to the Compensation and Nominating and Governance Committees.

Jonathan J. Judge

Mr. Judge has been a director of PMC since April 2004 and has served as Chairman of the Board since August 2011. Since August 2010, Mr. Judge has served as Chief Executive Officer of First Data Corporation, a global leader in electronic commerce and payment processing. From October 2004 through July 2010, Mr. Judge served as the President and Chief Executive Officer of Paychex, Inc., a provider of payroll and human resource services. Mr. Judge served as President and Chief Executive Officer of Crystal Decisions, Inc. from October 2002 until the merger of Crystal Decisions with Business Objects S.A. in December 2003. From 1976 until October 2002, Mr. Judge was employed by International Business Machines Corporation (“IBM”), where he held senior management positions, the latest being General Manager of IBM’s personal computing division. Mr. Judge was also a member of IBM’s Worldwide Management Committee from 1999 until 2002. Mr. Judge is also a director of First Data Corporation.

In addition to his experience as a Chief Executive Officer and public board service, Mr. Judge’s semiconductor experience includes 25 years with IBM. The Board determined that Mr. Judge’s business and management acumen and long-term focus on executive development and compensation make him a valuable asset to chair the Board and its Compensation Committee.

Michael A. Klayko

Mr. Klayko has been a director of PMC since August 2011. He is currently Chief Executive Officer of Brocade Communications Systems, Inc., a comprehensive network solutions provider. Previously, Mr. Klayko was Vice President of Worldwide Sales at Brocade and also served as the Vice President of Marketing and Support and Vice President of OEM Sales. Additionally, Mr. Klayko has held management positions at Rhapsody Networks, McDATA, EMC, HP and IBM. Mr. Klayko is also a director of Brocade Communications Systems, Inc.

The Board has determined that Mr. Klayko’s extensive experience in communication networks with more than 30 years of experience in the storage, computer and telecommunications industry makes him a valuable asset to the Board and the Compensation Committee.

William H. Kurtz

Mr. Kurtz has been a director of PMC since April 2003. Mr. Kurtz joined Bloom Energy, a developer of fuel cell systems for on-site power generation, as its Chief Financial Officer in March 2008 and also its Chief Commercial Officer as of September 2010. Prior to joining Bloom Energy, Mr. Kurtz served as the Executive Vice President and Chief Financial Officer of Novellus Systems, Inc., a global semiconductor equipment company, from September 2005 to March 2008. From March 2004 until August 2005, Mr. Kurtz was Senior Vice President and Chief Financial Officer of Engenio Information Technologies, Inc. From July 2001 to February 2004, Mr. Kurtz was Chief Operating Officer and Chief Financial Officer of 3PARdata, Inc. From August 1998 to June 2001, Mr. Kurtz was Executive Vice President and Chief Financial Officer of Scient Corporation. From July 1983 to August 1998, Mr. Kurtz served in various capacities at AT&T, Inc. (“AT&T”), including Vice President of Cost Management and Chief Financial Officer of AT&T’s Business Markets Division. Prior to joining AT&T, he worked at Price Waterhouse, now PricewaterhouseCoopers LLP. Mr. Kurtz is a certified public accountant. He also served as a director of Redback Networks, Inc., a broadband networking equipment company, from October 1999 to January 2007.

The Board determined that Mr. Kurtz’s financial expertise, exemplified by his qualifications as a certified public accountant, his background and experience in a number of companies as Chief Financial Officer, and his broad experience in semiconductors and technology make him a valuable asset to the Board and to serve as the designated financial expert and chair of the Audit Committee.

Gregory S. Lang

Mr. Lang has been a director of PMC and its President and Chief Executive Officer since May 2008. Prior to his appointment, Mr. Lang was President and Chief Executive Officer and served as a director of Integrated Device Technology, Inc. (“IDT”), a developer of mixed signal semiconductor solutions. Mr. Lang joined IDT as its President in October 2001 and became Chief Executive Officer in January 2003. From September 1996 to October 2001, Mr. Lang was Vice President and General Manager, Platform Networking Group, at Intel Corporation (“Intel”). Mr. Lang previously held various other management positions during his 15-year tenure at Intel. Mr. Lang is also a member of the board of directors of Intersil Corporation, an analog semiconductor company.

The Board determined that Mr. Lang’s position as PMC’s President and Chief Executive Officer provides him insight into the Company’s current operations, challenges, risks, and growth which is valuable to the Board in performing its oversight responsibilities and in making strategic decisions.

Frank J. Marshall

Mr. Marshall has been a director of PMC since April 1996 and served as Lead Independent Director from May 2005 until February, 2012. Mr. Marshall is an early stage technology investor and management consultant. Mr. Marshall served as interim Chief Executive Officer of Covad Communications Group from November 2000 until July 2001. From July 1995 to October 1997, Mr. Marshall was Vice President and General Manager, Core

Products Business Unit, at Cisco Systems, Inc. From April 1992 to July 1995, Mr. Marshall was Vice President of Engineering for Cisco Systems, Inc. He also served as a director of Juniper Networks, Inc., a network equipment company, from April 2004 to February 2007 and was Chairman of the board of directors of NetScreen Technologies prior to its acquisition by Juniper Networks, Inc.

The Board determined that Mr. Marshall’s experience with communication customers brings the unique and valuable perspective of the customer into the boardroom. Moreover, his service on public company boards and deep knowledge of PMC make him a valuable asset to the Board and the Nominating and Corporate Governance Committee.

Richard N. Nottenburg

Dr. Nottenburg has been a director of PMC since August 2011. He is currently a member of the board of directors of Aeroflex Holding Corporation. From June 2008 until October 2010, Dr. Nottenburg served as President, Chief Executive Officer, and a director of Sonus Networks, Inc., a leader in IP communications infrastructure. Previously, he was Executive Vice President and Chief Strategy Officer for Motorola, Inc., a leading provider of mission-critical communication products and services for enterprise and government customers. Prior to joining Motorola, Dr. Nottenburg was Vice President and General Manager of Vitesse Semiconductor Corporation after its merger with Multilink Technology Corporation in 2003. From 1995 until 2003, he served as President and Chief Executive Officer of Multilink, a company that he co-founded.

The Board has determined that Dr. Nottenburg’s extensive experience in communication networks as well as authoring more than 50 publications and presentations and holding eight U.S. patents make him a valuable asset to the Board and the Audit Committee.

Recommendation

PMC’s Board of Directors recommends a vote FOR each of the nominees to the Board of Directors to serve until the 2013 annual meeting of stockholders or until his successor is duly elected or appointed.

Vote Required

Each nominee for director receiving more votes “FOR” than “AGAINST” shall be elected as a director. If you do not wish your shares to be voted with respect to a nominee, you may “ABSTAIN,” in which case your shares will have no effect on the election of that nominee.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has retained Deloitte & Touche LLP as PMC’s independent auditors to audit its consolidated financial statements for fiscal 2012. During fiscal 2011, Deloitte & Touche LLP served as PMC’s independent auditors and also provided tax services. Although PMC is not required to seek stockholder ratification of this appointment, the Board believes it is good corporate governance to do so. If the appointment is not ratified, the Audit Committee will investigate the reasons and reconsider the appointment. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and will be given an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

Fees Incurred by PMC for Deloitte & Touche LLP

The following table shows the fees paid or accrued by PMC for audit and other services provided by Deloitte & Touche LLP for fiscal years 2011 and 2010. Audit fees decreased from fiscal 2010 to fiscal 2011 primarily due to incurring additional fees in fiscal 2010 related to the acquisitions PMC completed that year. Fees paid by PMC for tax services increased on a year-over-year basis due to increased tax compliance work involving new jurisdictions and prior year refund claims.

	2011	2010
Audit Fees(1)	$929,155	$1,194,100
Audit-Related Fees(2)	—	50,000
Tax Fees(3)	429,564	370,549
All Other Fees(4)	—	—
Total	$1,358,719	$1,614,649

(1)

Audit fees billed by Deloitte & Touche LLP for examination of PMC’s annual financial statements, the audit of internal control over financial reporting in 2011 and 2010, and the review of those financial statements included in PMC’s quarterly reports on Form 10-Q and annual reports on Form 10-K.

(2)	Audit-related fees consisted of professional services billed by Deloitte & Touche LLP in connection with consultations on financial accounting and reporting matters.
(3)	Tax compliance services billed by Deloitte & Touche LLP.
(4)	Fees for products and services other than the services reported above. For fiscal years 2011 and 2010 the Company paid no fees in this category.

Audit Committee Pre-Approval Policy

The Audit Committee must approve all audit-related and permitted non-audit services to be performed by PMC’s independent auditors prior to the commencement of such services. The Audit Committee approves such services by Deloitte & Touche LLP on the basis that the services are compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Deloitte & Touche LLP presents an audit plan and fee proposal to the Audit Committee at mid-year for review. The approved plan and fees determine the scope of their fiscal year services. Any audit or non-audit services outside that scope (whether service or amount) is separately approved by the Audit Committee.

Recommendation

PMC’s Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as PMC’s independent auditors for the 2012 fiscal year.

Vote Required

The affirmative vote of a majority of the votes cast is required to confirm the appointment of Deloitte & Touche LLP as PMC’s independent auditors for the 2012 fiscal year.

PROPOSAL NO. 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Section 14A of the Exchange Act requires us to provide our stockholders with a nonbinding advisory vote on executive compensation as described in this proxy statement (commonly referred to as “Say-on-Pay”).

The Board and PMC’s executive team value the opinions of our stockholders. At the 2011 annual meeting of our stockholders, more than 94% of the votes cast on the Say-on-Pay advisory vote proposal were in favor of our executive compensation program. In addition, PMC’s Board of Directors recommended an annual Say-on-Pay advisory vote on executive compensation and approximately 92% of the votes cast on the Say-on-Pay frequency vote proposal were in favor of holding a Say-on-Pay advisory vote every year. As a result, PMC’s Board has implemented an annual advisory vote on PMC’s executive compensation program.

As noted in the “Compensation Discussion and Analysis” section of this proxy statement, PMC’s compensation program utilizes elements including base salary, semi-annual performance-based cash bonuses, equity incentives, retirement benefits and health and other benefits in order to achieve the goals of:

•	directly and substantially linking rewards to measurable corporate performance;

•

permitting sufficient flexibility to enable us to continue to attract, motivate and retain executive officers in a highly cyclical business environment and to support us in achieving our strategic business objectives;

•	incentivizing our executive officers in all stages of the cyclical economy of the semiconductor industry;

•	minimizing dilution by providing a mix of equity incentives within guidelines approved by the Compensation Committee;

•	providing competitive compensation with opportunity for above-market pay tied to above-target performance; and

•	ensuring that our executive compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on PMC.

The Board believes that PMC’s compensation programs directly and substantially link rewards to measurable corporate performance. The process for determining compensation packages for our executive officers requires that the Compensation Committee, based on rigorous analysis and the advice of carefully selected outside advisors, use judgment and experience to carefully determine the optimal components of compensation for each executive officer.

For a more detailed discussion of PMC’s compensation philosophy, objectives and programs for fiscal year 2011, we strongly encourage stockholders to review the proxy statement, and in particular the information contained in the “Executive Compensation” section of this proxy statement (beginning at page 35) including its Compensation Disclosure & Analysis and the tabular disclosures.

Recommendation

PMC’s Board of Directors recommends a vote FOR the following advisory resolution:

RESOLVED, that the stockholders approve the compensation of PMC’s named executive officers as described in the proxy statement in the “Executive Compensation” section, including the “Compensation Discussion and Analysis” and the tabular and narrative disclosures therein, each as required by Item 402 of SEC Regulation S-K.

Vote Required

Because the vote is advisory, it will not be binding upon the Board. However, the Board and the Compensation Committee will consider the outcome of the vote when making future decisions about PMC’s executive compensation policies and practices.

PROPOSAL NO. 4

APPROVAL OF THE 2008 EQUITY PLAN (AS AMENDED AND RESTATED)

Proposal

We are asking our stockholders to approve a proposal to amend and restate the 2008 Equity Plan (the “2008 Plan”) to:

•	increase by 9,500,000 the number of shares of our common stock reserved for issuance to a total of 39,500,000 shares;

•	satisfy the shareholder approval requirements of Section 162(m) of the Code (“Section 162(m)”); and

•	make other technical or otherwise non-material revisions to the 2008 Plan.

The 2008 Plan was adopted by the Company’s Board on February 5, 2008, approved by stockholders at the Annual Stockholders Meeting in April 2008 and became effective on January 1, 2009. The Board adopted the 2008 Plan (as amended and restated) on February 10, 2012, subject to approval by the Company’s stockholders. The 2008 Plan serves as a successor to the 1994 Incentive Stock Plan and the 2001 Stock Option Plan (the “Predecessor Plans”). Under the 2008 Plan approved by stockholders in 2008, there are 30,000,000 shares of our common stock reserved for issuance. The 2008 Plan does not affect any options or restricted stock units outstanding under the Predecessor Plans. To the extent any of those options or restricted stock units subsequently terminate unexercised or prior to issuance of shares thereunder, the number of shares of common stock subject to those terminated options and restricted stock units are added to the share reserve available for issuance under the 2008 Plan, up to an additional 15,000,000 shares. However, no further awards have been made, or will be made in the future, under the Predecessor Plans since the 2008 Plan became effective.

In addition, we are asking our stockholders to approve the proposed amendment for purposes of Section 162(m). Generally, Section 162(m) does not permit publicly traded companies to take a federal income tax deduction for compensation in excess of $1 million that is paid to the chief executive officer or any of the three other most highly compensated executive officers (other than the principal financial officer) in any calendar year, unless that compensation is paid under a performance-based plan that has been approved by the stockholders and satisfies certain other criteria. Accordingly, among other things, the proposed amendment to the 2008 Plan includes adding a list of potential performance measures for use in granting awards designed to constitute performance-based compensation under Section 162(m) (“Performance-Based Awards”).

The Board believes that participation in the 2008 Plan by the employees, select consultants, and non-employee directors of the Company and its designated subsidiaries worldwide promotes the success of the Company’s business through equity ownership. The Board further believes that the 2008 Plan is an integral component of the Company’s benefits program intended to provide its employees (including executive officers whose compensation may have implications under Section 162(m)), consultants, and non-employee directors with an incentive to exert maximum effort for the success of the Company and to participate in that success through acquisition of the Company’s common stock. For these reasons, the Board unanimously adopted on February 9, 2012, subject to stockholder approval, an amendment to increase the maximum number of shares of common stock issuable under the 2008 Plan by 9,500,000 shares to a total of 39,500,000 shares to ensure that the Company will continue to have a sufficient number of shares available to maintain its equity compensation program, as well as to include relevant provisions so that the awards granted under the 2008 Plan would constitute performance-based compensation for purposes of Section 162(m). These amendments amended and restated our 2008 Plan.

If the 2008 Plan (as amended and restated) is approved by stockholders pursuant to this proposal, the number of shares issuable under the 2008 Plan that may be granted as performance-based compensation for purposes of Section 162(m) (other than stock options) will be limited to the additional 9,500,000 shares of our common stock that are the subject of this proposal. If the 2008 Plan (as amended and restated) is not approved by stockholders, then the 2008 Plan will remain in place as in effect prior to the amendment that is the subject of this proposal and awards may continue to be granted pursuant to the terms of the 2008 Plan so in effect.

Key Terms of the 2008 Plan (as amended and restated)

The following is a summary of the key provisions of the 2008 Plan. This summary is not intended to be a complete summary of the 2008 Plan.

Plan Term:	Ten years from date the 2008 Plan (as amended and restated) is approved by stockholders (unless earlier terminated by the Board)

Eligible Participants:

Employees, non-employee directors and consultants of the Company, its subsidiaries and any parent are eligible to receive awards under the 2008 Plan. Incentive stock options may be granted only to employees of the Company, its subsidiaries or parent.

Shares Authorized:

Currently, 30,000,000 shares of our common stock and, if the stockholders approve the proposed amendment to increase by 9,500,000 the number of shares of our common stock authorized, a total of 39,500,000 shares, subject to adjustment to reflect stock splits and similar events.

Award Types:	• Incentive and nonstatutory stock options

• Stock awards, including restricted stock awards

• Restricted stock units (“RSUs”)

• Stock appreciation rights (“SARs”)

• Dividend equivalent rights

• Performance-based awards

Award Terms:	Stock options and SARs expire ten (10) years from the date of grant.

Exercise Price:	The exercise price of stock options or SARs may not be less than 100% of the fair market value of our common stock on the date of grant.

Summary of the 2008 Plan (as amended and restated)

A summary of the material terms of the 2008 Plan is set forth below and is qualified, in its entirety, by the full text of the 2008 Plan, which is incorporated by reference to Appendix A of this proxy statement. A copy of the 2008 Plan can be obtained from us at no charge upon request.

Purpose

The purpose of the 2008 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, consultants and directors of the Company and any parent and subsidiary of the Company, and to promote the success of the Company’s business.

Administration

The Compensation Committee of our Board has the authority to administer the 2008 Plan. To the extent necessary and desirable, the Compensation Committee will be composed entirely of individuals who meet the qualification referred to in Section 162(m) and Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). However, the Compensation Committee may at any time appoint a secondary committee of one or more Board members or executive officers to the extent such a delegation is appropriate under Section 162(m) and Rule 16b-3 under the Exchange Act.

The term “plan administrator,” as used in this summary, will mean our Compensation Committee and any other committee, to the extent each such entity is acting within the scope of its administrative authority under the 2008 Plan.

The plan administrator has the discretion to select the eligible persons to whom awards are to be granted under the 2008 Plan, the terms and conditions of each award, including the number of shares of common stock underlying the award, the vesting schedule in effect for the award (however, awards granted to employees other than stock options and stock appreciation rights (i.e., “full value” awards) that are issued in respect of shares in excess of an aggregate of 10% of the shares reserved for issuance under the 2008 Plan must vest over a period of not less than three years, or in the case of vesting based on the attainment of performance goals or other performance-based objectives, over a period of not less than one year, measured from the commencement of the period over which performance is evaluated), the issuance schedule for the shares to be issued in settlement of the award, the maximum term of the award and the provisions for satisfying the applicable withholding taxes upon the exercise, vesting or settlement of the award, to interpret the terms of the 2008 Plan and awards granted thereunder, to approve the forms of award agreement for use under the 2008 Plan and to make all other determinations necessary or advisable in the administration of the 2008 Plan.

Eligibility

Officers and employees, non-employee members of the Board as well as independent consultants and contractors, in our employ or service or in the employ or service of our parent or subsidiary companies (whether now existing or subsequently established), will be eligible to participate in the 2008 Plan. As of March 16, 2012, approximately 1,653 persons (including eight executive officers and eight non-employee board members) are eligible to participate in the 2008 Plan.

Shares Subject to the 2008 Plan

Subject to adjustment in the event of certain corporate events (as described below), the maximum number of shares of the Company’s common stock reserved for issuance under the 2008 Plan is currently 30,000,000, of which 16,583,961 remained available for issuance as of March 16, 2012, and all of which may be granted under the terms of the 2008 Plan as incentive stock options. The Board has amended the 2008 Plan, subject to stockholder approval, to increase the maximum number of shares that may be issued under the 2008 Plan to 39,500,000. In addition, to the extent any options or RSUs that were outstanding under the Predecessor Plans on the Effective Date subsequently terminate unexercised or prior to issuance of shares thereunder, the number of shares of common stock subject to those terminated options and RSUs will be added to the share reserve available for issuance under the 2008 Plan, up to an additional 15,000,000 shares.

The shares of common stock issuable under the 2008 Plan may be drawn from shares of our authorized but unissued common stock or from shares of our common stock that we acquire, including shares purchased on the open market.

Shares subject to outstanding awards under the 2008 Plan that expire or otherwise terminate prior to the issuance of the shares subject to those awards will be available for subsequent issuance under the 2008 Plan. Any unvested shares issued under the 2008 Plan that are subsequently forfeited or that are cancelled, at a price not greater than the original issue price paid per share, will be added back to the number of shares reserved for issuance under the 2008 Plan and will accordingly be available for subsequent issuance. The following share counting procedures apply in determining the number of shares of common stock available from time to time for issuance under the 2008 Plan:

•

The number of shares reserved for issuance under the 2008 Plan will be reduced by 1.6 shares for every share issued pursuant to dividend equivalents, RSUs or stock awards awarded under the 2008 Plan when those shares are issued for cash consideration per share or unit less than 100% of the fair market value of our common stock on the award date. To the extent that a share that is subject to an award that counts as 1.6 shares against the 2008 Plan’s share reserve is added back into the 2008 Plan upon expiration or termination of the award or repurchase or forfeiture of the shares, the number of shares of common stock available for issuance under the 2008 Plan will be credited with 1.6 shares.

•

Should the exercise price of an option be paid in shares of our common stock, then the number of shares reserved for issuance under the 2008 Plan will be reduced by the gross number of shares for which that option is exercised, and not by the net number of new shares issued under the exercised option.

•

Should shares of common stock otherwise issuable under the 2008 Plan be withheld by us in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or settlement of an award (other than with respect to a stock option or stock appreciation right) under the plan, then the number of shares of common stock available for issuance under the 2008 Plan will be reduced by the gross number of shares that were actually issued.

•

Upon the exercise of any SAR granted under the 2008 Plan, the share reserve will be reduced by the gross number of shares as to which such SAR is exercised, and not by the net number of shares actually issued upon such exercise.

Types of Awards

The 2008 Plan allows the Compensation Committee to grant statutory stock options, non-statutory stock options, RSUs, restricted stock and other stock rights, SARs and dividend equivalent rights. Subject to the limits set forth in the 2008 Plan, the Compensation Committee has the discretionary authority to determine the amount and terms of awards granted under the 2008 Plan.

Stock Options. A stock option granted under the 2008 Plan may be exercised once vested for a share of our common stock upon payment by the holder of the applicable exercise price. The exercise price of stock options granted under the 2008 Plan may not be less than the fair market value of our common stock on the grant date, and no stock option may have a term in excess of ten years. Fair market value on a relevant date is generally determined by reference to the closing selling price of our common stock on such date on the NASDAQ Global Select Market. The granted option will generally become exercisable in one or more installments over a specified period of service measured from the grant date or upon achievement of specified goals. Upon cessation of service, the optionee will have a limited period of time in which to exercise his or her outstanding options to the extent the options were exercisable at the time of cessation of service. The plan administrator has the discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised, to provide for continued vesting during the applicable post-service exercise period and/or to accelerate the exercisability or vesting of such options in whole or in part.

Stock Appreciation Rights. A SAR granted under the 2008 Plan will allow the holder to exercise that right as to a specific number of shares of common stock and receive in exchange an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the shares of common stock on the date the SAR is exercised over (ii) the aggregate base price in effect for those shares. The distribution may be made in cash, shares of our common stock or a combination of cash and shares. The base price per share may not be less than the fair market value per share of the common stock on the date the SAR is granted, and the right may not have a term in excess of ten years. Tandem SARs may also be granted in conjunction with options, which provide the holders with the right to surrender the related option grant for an appreciation distribution from us in an amount equal to the excess of (i) the fair market value of the vested shares of our common stock subject to the surrendered option over (ii) the aggregate exercise price payable for those shares. Upon cessation of service, the holder will have a limited period of time in which to exercise his or her outstanding SARs to the extent the SARs were exercisable at the time of cessation of service. The plan administrator will have complete discretion to extend the period following the holder’s cessation of service during which his or her outstanding SARs may be exercised, to provide for continued vesting during the applicable post-service exercise period and/or to accelerate the exercisability or vesting of those SARs in whole or in part.

Stock Awards. The plan administrator may grant stock awards for such consideration as the plan administrator deems appropriate, including cash, check or past services rendered to the Company, provided that the issue price will not be less than 100% of the fair market value of our common stock on the award date. Shares underlying an award may be fully vested upon grant as a bonus for past services without any cash outlay required of the recipient. In addition, stock awards may be issued that vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives. The plan administrator will determine the vesting schedule, including any performance-vesting requirements, the amount of consideration to be paid, if any, for the stock and the form in which such consideration may be paid. If the performance goals or service requirements established for the stock awards are not attained, the unvested shares will be cancelled. However, the plan administrator may waive the cancellation of any such shares.

Restricted Stock Units. An RSU awarded under the 2008 Plan will entitle the holder to receive the shares of our common stock, or the value thereof, upon the completion of a designated service period and/or the attainment of specified performance objectives as determined by the plan administrator. The cash or shares of common stock underlying the RSUs may be issued immediately upon vesting or upon the expiration of a designated time period following the vesting of those awards or units or following the termination of the recipient’s service. Outstanding RSUs will automatically terminate, and no cash or shares of our common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The plan administrator, however, will have the discretionary authority to accelerate the vesting of any of the RSUs and to issue cash or shares of our common stock in satisfaction of one or more outstanding awards as to which the designated performance goals or service requirements are not attained.

Dividend Equivalent Rights. Dividend equivalent rights may be issued as stand-alone awards or in tandem with other awards made under the 2008 Plan. Each dividend equivalent right award will represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than shares of our common stock), which is made per issued and outstanding share of common stock during the term the dividend equivalent right remains outstanding. Payment of the amounts attributable to such dividend equivalent rights may be made either concurrently with the actual dividend or distribution made per issued and outstanding share of our common stock or may be deferred to a later date. Payment may be made in cash or shares of our common stock (or a combination of cash and shares).

Performance-Based Awards. A Performance-Based Award will be determined based on the attainment of written performance goals approved by the plan administrator for a performance period established by the plan administrator in its sole discretion while the outcome for that performance period is substantially uncertain and no more than ninety (90) days after the commencement of the performance period to which the performance goal relates. The performance goals will be based on one or more of the following criteria: (i) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation; (ii) earnings per share; (iii) growth in earnings or earnings per share; (iv) market price of the Common Stock; (v) return on equity or average stockholder equity; (vi) total stockholder return or growth in total stockholder return, either directly or in relation to a comparative group; (vii) return on capital; (viii) return on assets or net assets; (ix) invested capital, rate of return on capital or return on invested capital; (x) revenue, growth in revenue or return on sales; (xi) income or net income; (xii) operating income or net operating income; (xiii) operating profit or net operating profit; (xiv) operating margin; (xv) return on operating revenue or return on operating profit; (xvi) cash flow or cash flow per share (before or after dividends); (xvii) market share; (xviii) collections and recoveries; (xix) debt reduction; (xx) litigation and regulatory resolution goals; (xxi) expense control goals; (xxii) budget comparisons; (xxiii) development and implementation of strategic plans and/or organizational restructuring goals; (xxiv) productivity goals; (xxv) workforce management and succession planning goals; (xxvi) economic value added; (xxvii) measures of customer satisfaction; (xxviii) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; and (xxix) merger and acquisitions. The foregoing criteria may be applied with respect to the Company, any parent or subsidiary or any business unit, or, if applicable, any participant, and may be measured based on any combination of, or a change in, such criteria or on an absolute or relative to a peer group basis or other market measure. The performance criteria may include a threshold level of performance below which no payment shall be made, levels of performance at which specified payments shall be made and a maximum level of performance above which no additional payment shall be made. The plan administrator, in its sole discretion, shall make equitable adjustments to the performance criteria in recognition of unusual or non-recurring events affecting the Company or any parent or subsidiary or the financial statements of the Company or any subsidiary or parent, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable. The plan administrator must determine whether, with respect to the performance period, the applicable performance goals have been met with respect to a given participant and if so met, shall so certify and ascertain the amount of the applicable Performance-Based Award. The Performance-Based Award will be paid to the participant at such time as determined by the plan administrator following the end of the applicable performance period.

Grants to Non-Employee Board Members. We also use the 2008 Plan to help administer our compensation program for the non-employee members of our Board, which is described below under “Compensation of Non-Employee Directors”.

Limitations on Awards; Prohibition on Repricing

Awards under the 2008 Plan are subject to the certain limitations set forth in the 2008 Plan, including the following:

No participant in the 2008 Plan may receive awards for more than 3,500,000 shares of our common stock in any single fiscal year, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. However, the limit shall be 5,000,000 shares for the fiscal year in which the participant is initially hired, subject to adjustment for subsequent stock splits, stock dividends and similar transactions. Stockholder approval of this proposal will also constitute approval of the 3,500,000 and 5,000,000-share limitations for the purposes of Section 162(m) of the Internal Revenue Code (Section 162(m)). Accordingly, such limitations will ensure that any deductions to which we would otherwise be entitled upon the exercise of stock options or SARs granted under the 2008 Plan will not be subject to the $1,000,000 limitation on the income tax deductibility of compensation paid per executive officer imposed under Section 162(m).

The plan administrator may not implement any of the following repricing programs without obtaining stockholder approval: (i) the cancellation of outstanding options or SARs in return for new options or SARs with a lower exercise or base price per share, (ii) the cancellation of outstanding options or SARs with exercise or base prices per share in excess of the then current fair market value per share of our common stock for consideration payable in cash, a different award type or our equity securities, including RSUs covering shares of our common stock, or any combination of the foregoing, or (iii) the direct reduction of the exercise or base price in effect for outstanding options or SARs.

Transferability

Awards granted under the 2008 Plan may not be transferred other than by will or the laws of descent and distribution. However, the Compensation Committee, in its sole discretion, may allow for the transfer or assignment of a participant’s award (other than an incentive stock option) pursuant to one or more family members or to a trust established for the participant and/or the participant’s family members to the extent the assignment is in connection with an estate plan or a domestic relations order.

Adjustments upon Changes in Capitalization

In the event of any increase or decrease in the number of issued shares of our common stock by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of shares, or any other increase or decrease in the number of issued shares of our common stock effected without our receipt of consideration, equitable adjustments will be made to: (i) the maximum number and/or class of securities issuable under the 2008 Plan, (ii) the maximum number and/or class of securities by which the share reserve may increase by reason of the expiration of options or RSUs without exercise or the issuance of shares under the Predecessor Plans, (iii) the maximum number and/or class of securities for which any one person may be granted awards under the 2008 Plan per fiscal year or performance period with respect to a Performance-Based Award, (iv) the number and/or class of securities and the purchase price per share in effect for outstanding award, (v) the number and/or class of securities subject to cancellation under the 2008 Plan and the price (if any) payable per cancelled share and (vi) adjust the performance criteria for any Performance-Based Awards (subject to such limitations as appropriate under Section 162(m)). Such adjustments will be made in such manner as the plan administrator deems appropriate in order to preclude any dilution or enlargement of benefits under the 2008 Plan or the outstanding awards thereunder.

Change of Control

In the event of a change of control (as defined in the 2008 Plan), the plan administrator may provide for the following: (i) assumption by, or substitution for an equivalent award of, the successor corporation, or (ii) in lieu of such assumption or substitution, (A) the exercisability for a period of 15 days of all or a portion of stock options and SARs, after which the stock options and SARs will terminate, (B) vesting of all or a portion of RSUs, stock awards and dividend equivalent rights, and (C) subject to such limitations as appropriate under Section 162(m), that any applicable performance criteria with respect to a Performance-Based Award has been achieved. An award is deemed assumed under the 2008 Plan if the holders of awards following the change in control would have the right to receive the same consideration as the holders of our common stock on the date of the change in control transaction, provided that if the consideration paid to holders of our common stock in the transaction is not solely the common stock of the successor corporation (or the parent thereof), the plan administrator may provide that the consideration to be received by award holders will be solely the common stock of the successor corporation, or the parent thereof, equal to the fair market value of the consideration received by the holders of our common stock in respect of the change in control.

Notwithstanding the foregoing, awards granted to outside directors (as defined in the 2008 Plan) that are assumed or substituted for as described above will vest in full and become exercisable upon such directors’ subsequent termination of service as a director of the Company or any parent, subsidiary or successor thereof, other than by voluntary resignation.

Amendment or Termination

The Board may at any time and for any reason amend, alter, revise, suspend or terminate the 2008 Plan; provided that no such amendment or termination will impair the rights of any participant without written consent by the participant. Unless sooner terminated by the Board, the 2008 Plan shall terminate on the tenth anniversary of the effective date of the 2008 Plan, as amended and restated. The Company will seek stockholder approval of any amendments to the extent necessary and desirable to comply with the terms of applicable law.

Withholding Taxes

Prior to delivering any shares or cash pursuant to any award, the Company will deduct, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes or payments required to be withheld with respect to such award. The administrator may permit a participant to satisfy such tax withholding obligation through various methods, including (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or shares having a fair market value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned shares having a fair market value equal to the minimum statutory amount required to be withheld.

Federal Tax Information

The following summary of the effect of United States federal income taxation upon the participant with respect to the 2008 Plan does not purport to be complete and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

Option Grants. Options granted under the 2008 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Internal Revenue Code of 1986 as amended (the Code) or nonstatutory options, which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the option for the shares involved in such sale or disposition is granted and more than one (1) year after the date the option is exercised for those shares. If the sale or disposition occurs before these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain recognized upon the disposition will be a capital gain.

If the optionee makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the amount of ordinary income recognized by the optionee as a result of the disposition. We will not be entitled to any income tax deduction if the optionee makes a qualifying disposition of the shares.

Nonstatutory Options. No taxable income is recognized by an optionee upon the grant of a nonstatutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a SAR. The holder will recognize ordinary income in the year in which the SAR is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the exercise of the SAR. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Stock Awards. The recipient of vested shares will recognize taxable income at the time of issuance of the shares in an amount equal to the fair market value of the shares on the issuance date (less any cash consideration paid for those shares) subject to applicable tax withholding. The recipient of unvested shares of common stock issued under the 2008 Plan will not recognize any taxable income at the time those shares are issued but will have to report as ordinary income, as and when those shares subsequently vest, an amount equal to the excess of (i) the fair market value of the shares on the vesting date over (ii) the cash consideration (if any) paid for the shares. The recipient may, however, elect under Section 83(b) of the Code to include as ordinary income in the year the unvested shares are issued an amount equal to the excess of (i) the fair market value of those shares on the issue date over (ii) the cash consideration (if any) paid for such shares. If the Section 83(b) election is made, the recipient will not recognize any additional income as and when the shares subsequently vest. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the recipient with respect to the issued shares. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the recipient.

Restricted Stock Units. No taxable income is recognized upon receipt of RSUs. The holder will recognize ordinary income in the year in which the shares subject to the units are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Dividend Equivalent Rights. No taxable income is recognized upon receipt of a dividend equivalent right award. The holder will recognize ordinary income in the year in which a dividend or distribution, whether in cash, securities or other property, is paid to the holder. The amount of that income will be equal to the fair market value of the cash, securities or other property received, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of the ordinary income recognized by the holder of the dividend equivalent right award at the time the dividend or distribution is paid to such holder. That deduction will be allowed for the taxable year in which such ordinary income is recognized.

Performance-Based Awards. No taxable income is generally recognized upon the receipt of a Performance-Based Award (e.g., performance unit or performance share awards). The holder will recognize ordinary income in the year when the cash or shares are delivered upon satisfaction of the conditions of the award. The amount of that income will be equal to the amount of the cash or the fair market value of the shares on the date of issuance, and the holder will be required to satisfy the tax withholding requirements applicable to such income. We will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder. The deduction will be allowed for the taxable year in which such ordinary income is recognized.

Limitations Under Section 162(m). With certain exceptions, Section 162(m) limits our deduction for compensation in excess of $1 million paid to our chief executive officer and our three other highest-paid executive officers (other than the principal financial officer), who are collectively the “Covered Employees.” Compensation paid to the Covered Employees is not subject to the deduction limitation if it is considered “qualified performance-based compensation” within the meaning of Section 162(m). Once approved by our stockholders, the 2008 Plan, as amended and restated, will permit us to grant awards intended to qualify as performance-based compensation under Section 162(m).

No New Plan Benefits

The number, amount and type of awards to be granted in the future to eligible persons under the 2008 Plan are discretionary and cannot be determined at this time. No awards have been approved that are conditioned on the approval of the amendment to the 2008 Plan to increase the number of authorized shares under the 2008 Plan. As of March 16, 2012, the closing price of a share of our common stock was $7.04.

Recommendation

The Board of Directors recommends a vote FOR the approval of the amendment and restatement of the Company’s 2008 Plan to (i) increase the number of shares of common stock to be reserved for issuance thereunder by 9,500,000 shares, (ii) include relevant provisions so that awards granted under the 2008 Plan would constitute performance-based compensation for purposes of Section 162(m); and (iii) make certain other technical or otherwise non-material revisions thereto.

Vote Required

The affirmative votes constituting a majority of votes cast will be required to ratify the amendment to the 2008 Plan.

Equity Compensation Plan Information

The following table provides information as of December 31, 2011 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options and vesting of outstanding RSU’s	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	30,483,890	$7.75	27,726,699	(2)
Equity compensation plans not approved by security holders(3)	2,326,191	$10.67	—

Balance at December 31, 2011	32,810,081	$7.98	27,726,699

(1)	Consists of the 1994 Incentive Stock Plan (the “1994 Plan”), the 2008 Equity Plan (the “2008 Plan”) and the 2011 Employee Stock Purchase Plan (“2011 Plan”).
(2)

Includes 16,899,042 shares available for issuance in the 2008 Plan and 10,827,657 shares available for issuance in the 2011 Plan for a total of 27,726,699 shares. This amount represents an increase of 762,260 shares over the amount reported in Item 12 of our Annual Report on Form 10-K for fiscal year 2011 filed on February 28, 2012. As explained in further detail elsewhere herein, additional shares become available for subsequent issuance under the 2008 Plan upon the expiration, termination or forfeiture of awards made under the 2008 Plan. The understatement is attributable to a recently discovered administrative error of failing to credit the 2008 Plan share reserve with 1.6 shares for every one RSU award that had expired, was terminated or had been forfeited.

(3)

Consists of the Company 2001 Stock Option Plan (the “2001 Plan”), which was created to replace a number of stock option plans assumed by us in connection with mergers and acquisitions we completed prior to 2001. The number of options that may be granted under the 2001 Plan equals (i) the number of shares reserved under the assumed stock option plans that were not subject to outstanding or exercised options plus (ii) the number of options that were outstanding at the time the plans were assumed but that have subsequently been cancelled plus (iii) 10 million shares that were added to the plan in 2003. This also includes the Passave, Inc. 2003 Israeli Option Plan (the “2003 Plan”) and the Passave, Inc. 2005 U.S. Stock Incentive Plan (the “2005 Plan”), which were assumed through the Passave acquisition, as well as, the Wintegra, Inc. 2006 Equity Incentive Plan (the “2006 Plan”) which was assumed through the Wintegra acquisition.

BOARD STRUCTURE

Name of Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Non-Employee Directors:
Richard E. Belluzzo	Member		Member
James V. Diller, Sr.(2)
Michael R. Farese		Member	Member
Jonathan J. Judge(1)		Chair
Michael A. Klayko		Member
William H. Kurtz	Chair
Frank J. Marshall.			Chair
Richard N. Nottenburg	Member
Employee Director:
Gregory S. Lang
Number of Meetings in Fiscal 2011	9	4	3

(1)	Chairman
(2)	Vice Chairman

Board Leadership Structure

PMC currently has nine directors. Since 2008, PMC has separated the positions of Chief Executive Officer and Chairman of the Board. On August 12, 2011 Mr. Judge was elected Chairman of the Board. The Board believes that having a non-executive Chairman provides a more effective channel for the Board to express its views on management, and allows the Chief Executive Officer to focus more on the operation of the Company.

Board’s Role in Risk Oversight

The Board’s risk oversight function is primarily administered through board committees. Generally, the board committee with subject matter expertise in a particular area is responsible for overseeing the management of risk in that area. For example, the Audit Committee oversees the management of financial, accounting and internal control risks, the Compensation Committee oversees the management of risks in the Company’s compensation programs, and the Nominating and Corporate Governance Committee oversees compliance with the Company’s governance policies. In addition, the Audit Committee conducts an annual risk assessment and also oversees the management of risks related to the Company’s business objectives, including intellectual property, IT infrastructure, and business redundancy functions.

To assist the Audit Committee in its risk management oversight function, PMC’s Internal Audit reports directly to the Audit Committee. The Audit Committee reviews with Internal Audit and management the categories of risk that PMC faces, including the likelihood of occurrence and the potential impact of such risks and mitigating measures. The Company’s Treasury also regularly reports to the Audit Committee on the status of the Company’s cash reserves, and the Audit Committee periodically reviews with Treasury PMC’s investments to ensure compliance with the Company’s Investment Policy relating to the Company’s cash assets. The Compensation Committee works with management on the design and evaluation of compensation programs. The Compensation Committee takes a conservative approach to this design to minimize risk to the Company, including consideration as to whether PMC’s compensation policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Management reports directly to the Nominating and Corporate Governance Committee regarding compliance with Company policies, including the Company’s Code of Business Conduct and Ethics.

In carrying out their risk oversight duties, the board committees review management’s implementation of risk policies and procedures, and reviews reports from management, independent auditors, Internal Audit, legal counsel, regulators and outside experts, as appropriate, regarding risks the Company may face.

The Board and its committees are committed to ensuring effective risk management oversight and work with management to ensure that effective risk management strategies are incorporated into PMC’s culture and day-to-day business operations.

Board Independence

The NASDAQ listing standards require that a majority of the members of a listed company’s board of directors must qualify as “independent” as affirmatively determined by its board of directors. Our Board annually reviews information relating to the members of our Board to ensure that a majority of our Board is independent under the NASDAQ rules and SEC rules. After such review, our Board has determined that all of the director nominees, except Mr. Lang, satisfy the definition of independent director as established in the NASDAQ Stock Market listing standards. The Board has determined that each of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee satisfies the definition of independent director as established in the NASDAQ listing standards.

Meetings

During the 2011 fiscal year, the Board of Directors held six meetings. Each of our directors attended at least 75% of all Board and applicable committee meetings. The Chairman and each director serving as the chairperson of a Board committee are required to attend the annual meeting of stockholders by phone or in person unless prevented by circumstances beyond his control. All directors attended the 2011 annual meeting of stockholders.

Lead Independent Director

Now that the Company has a non-executive and independent Chairman, the Board has determined that the following duties of a Lead Independent Director are fully assumed by the Chairman:

•	authority to call meetings of the independent directors;

•	lead meetings of the independent directors in which the Chairman does not participate;

•	act as a liaison between the independent directors and the Chairman;

•	review agendas for board meetings in consultation with the Chairman and President and Chief Executive Officer;

•	receive communications from stockholders in accordance with the procedures specified in this proxy statement for communications with the Board;

•	be available for consultation with stockholders to the extent determined by the independent directors; and

•	retain legal or other advisors as deemed necessary and appropriate.

•	The Board has discretion to name a Lead Independent Director as it may deem appropriate in the future.

Audit Committee

During fiscal 2011, the Audit Committee consisted of Mr. Belluzzo, Mr. Judge and Mr. Kurtz (who serves as Chair) and it held nine meetings. Effective February 9, 2012, the Audit Committee consists of Mr. Belluzzo, Dr. Nottenburg and Mr. Kurtz who will continue to serve as the Chair of the Audit Committee and its designated “audit committee financial expert” in accordance with SEC rules. As constituted in fiscal 2011 and as presently constituted, the Board has determined that all of the Audit Committee members were/are financially literate in accordance with SEC rules. The Audit Committee oversees Internal Audit and appoints and oversees the independent auditors. The Audit Committee approves the independent auditors’ fees and pre-approves any audit and non-audit services to be provided by the independent auditors. The Audit Committee also monitors the independence of the auditors.

The Audit Committee meets with PMC’s independent auditors, internal auditors and senior management to review the general scope of PMC’s accounting, financial reporting, annual audit and internal audit programs, matters relating to internal control systems and results of the annual audit. The Audit Committee regularly meets with the independent auditors and the Internal Audit Director without management present and the Audit Committee meets at least once a year with only management present.

The Audit Committee has authority to review and approve any proposed transactions between PMC and its officers and directors, or their affiliates. The Audit Committee also constitutes PMC’s Qualified Legal Compliance Committee and reviews any reports from PMC’s legal counsel of material violations of laws. A copy of the Audit Committee charter is available at: http://pmcs.com/charter/audit.

Compensation Committee

In fiscal 2011, the Compensation Committee consisted of Mr. Farese and Mr. Judge (who serves as Chair) and it held four formal meetings. Effective February 9, 2012, the Compensation Committee consists of Mr. Farese, Mr. Klayko and Mr. Judge, who continues to serve as Chair. The Compensation Committee reviews and approves PMC’s compensation policies, plans and programs, including the compensation of and employment agreements with its executive officers and annually evaluates compensation of members of the Board. The Compensation Committee may delegate its responsibilities to subcommittees when appropriate. The Compensation Committee serves as the plan administrator of PMC’s equity plans and oversees administration of its benefit programs. A copy of the Compensation Committee charter is available at: http://pmcs.com/charter/compensation.

In fiscal 2011, the Compensation Committee hired an independent compensation consultant, Compensia, Inc., (“Compensia”) to advise the Compensation Committee directly, and to review the compensation approach and data used by management’s consultant. Compensia did not provide any other services to the Company in fiscal 2011.

Nominating and Corporate Governance Committee

In fiscal 2011, the Nominating and Corporate Governance Committee (the “NCGC”) consisted of Mr. Farese and Mr. Marshall and it held three formal meetings in addition to meeting on an as-needed basis regarding the Company’s search for potential Board candidates (see below). As Lead Independent Director, Mr. Marshall effectively served as the Chair of the NCGC. Effective February 9, 2012, the NCGC consists of Mr. Farese, Mr. Belluzzo and Mr. Marshall, who the Board formally appointed as Chair. The NCGC makes recommendations to the entire Board as to the size and composition of the Board and its committees. The NCGC determines criteria for board and committee membership, reviews and approves, if appropriate, conflicts of interest of directors and officers, and monitors PMC’s corporate governance. The NCGC supervises an annual assessment of the Board’s own performance. The NCGC informally evaluates the performance of individual directors as part of the annual nomination process. A copy of the NCGC charter is available at: http://.pmcs.com/charter/nominatingcorpgovernance.

Consideration of Director Nominees

The NCGC selects nominees for annual election by the stockholders by first evaluating the Board which would result from re-electing directors willing to continue serving on the Board. If the NCGC wants to consider additional candidates, the directors and senior management suggest potential nominees. From time to time PMC engages third party search firms to identify, screen and assist in recruiting potential nominees based on criteria provided by PMC. The NCGC, other Board members and senior management then meet with each candidate so that the NCGC has broad input in evaluating each candidate. The NCGC also confirms the candidate’s independence under SEC and NASDAQ rules. This consideration of director nominees may also occur between annual meetings if the NCGC determines that PMC would benefit from additional directors.

The NCGC believes that, in addition to factors such as the candidate’s integrity, judgment and reputation, PMC’s Board benefits from directors who share many of the following qualities or skills:

•	independence from management;

•	extensive business and industry experience, particularly in the technology sector;

•	experience as an executive officer of a publicly traded corporation;

•	experience as a director of a publicly traded corporation;

•	knowledge about the industries in which PMC’s end user customers participate, or the markets which those customers serve;

•	diversity of experience (including race/ethnicity, age, skills and experience);

•	absence of conflicts of interest; and

•	available time for service as a PMC director in light of the candidate’s other business and professional commitments.

The NCGC has no specific, minimum qualifications that it believes must be met for a position on PMC’s Board other than the financial expertise of potential Audit Committee members and whether at least one Audit Committee member qualifies as an “audit committee financial expert.” The NCGC does not have a formal policy with respect to diversity, but PMC’s Corporate Governance Guidelines expressly provide that the NCGC consider Board candidates and/or nominees who represent a mix of backgrounds, diversity of race/ethnicity, gender, age, skills and experience that enhance the quality of the Board’s deliberations and decisions.

During fiscal year 2011, at the NCGC’s request, the Company engaged David Powell, Inc. to assist it in identifying and screening potential Board candidates, and conducting background and reference checks. David Powell, Inc. was paid approximately $76,800 in connection with these services. In August, 2011 the Board appointed two new independent directors, Mr. Klayko and Dr. Nottenburg.

The NCGC will consider director candidates recommended by stockholders. To recommend a candidate, stockholders should submit to PMC’s Chief Executive Officer an analysis of the candidate’s independence and the factors listed above, and a description of any relationship between the stockholder and candidate. Submissions will be provided to the NCGC for consideration. The Committee applies the same standards in evaluating candidates submitted by stockholders as it does in evaluating candidates submitted by other sources.

Corporate Governance

PMC has adopted Corporate Governance Guidelines (the “Governance Guidelines”) that outline, among other matters, the role and functions of the Board, Board composition, compensation and administration. These Guidelines may be updated from time to time and have been revised since the last annual meeting of stockholders. The Governance Guidelines are available, along with other important corporate governance materials, on our website at http://pmcs.com/governanceguidelines.

The Governance Guidelines provide, among other things, that:

•

the Board will exercise its business judgment to direct management in the best interests of stockholders of PMC. The Board may also consider the interests of the Company’s employees, customers, suppliers and creditors;

•	a majority of the directors must qualify as independent directors under all applicable regulations, including SEC and NASDAQ rules;

•

should the Chief Executive Officer also serve as the Chairman of the Board, and otherwise as it considers appropriate, the Board shall appoint a Lead Independent Director from among the independent directors;

•	at least four times annually, the independent directors will meet in private session without the Chief Executive Officer or other members of management present;

•	the Board performs an annual effectiveness self-evaluation of the Board and its committees;

•	directors and executive officers are required to attain and maintain specified ownership levels of PMC’s common stock;

•	directors who are engaged in full-time employment as an executive of a publicly traded company should not serve on the boards of more than four publicly traded companies, including PMC’s Board;

•

a director shall notify the NCGC of any principal job change and submit a resignation from the Board for consideration by the NCGC. The NCGC will make a recommendation to the Board as to whether that director shall be nominated for re-election at the next annual meeting or, in exceptional circumstances, whether the director’s resignation should be accepted;

•	the Board does not believe it should limit the number of terms for which an individual may serve as a director;

•	as a general policy, a director will not be nominated for re-election at the annual meeting following the director’s 75th birthday; and

•

if a director does not receive the vote required for re-election at any annual meeting at which he or she is nominated for re-election, such director will thereafter tender his or her irrevocable resignation from the Board to the NCGC. The NCGC will make a recommendation to the Board regarding whether the director’s resignation should be accepted.

Because the operation of the Board is a dynamic process, the Board regularly reviews changing legal and regulatory requirements, evolving best practices and other developments. The Board may modify the Governance Guidelines from time to time, as appropriate.

Communications with the Board

Any stockholder who desires to contact our Chairman or other members of our Board may do so by writing to: Board of Directors, c/o Corporate Secretary, PMC-Sierra, Inc., 1380 Bordeaux Drive, Sunnyvale, California 94089. Communications received in writing are reviewed internally by management and then distributed to the Chairman or other members of the Board as appropriate.

Code of Business Conduct and Ethics

PMC has adopted a Code of Business Conduct and Ethics that applies to our directors and all of our employees, including our President and Chief Executive Officer, our Chief Financial Officer, and our principal accounting officers. The Code of Business Conduct and Ethics is available on our website at http://pmcs.com/code-of-ethics.

EXECUTIVE OFFICERS

The following information about our executive officers is as of March 16, 2012.

Name of Officer	Age	Position
Gregory S. Lang	48	President and Chief Executive Officer
Ra’ed O. Elmurib	52	Vice President, Corporate Development and General Manager of the Microprocessors Products Division
Alinka Flaminia	50	Vice President, General Counsel and Corporate Secretary
Colin C. Harris	54	Vice President, Chief Operating Officer
Travis Karr	39	Vice President, General Manager of the Enterprise Storage Division
O. Daryn Lau	47	Vice President, General Manager of the Communication Products Division
Robert M. Liszt	55	Vice President, Worldwide Sales
Michael W. Zellner	56	Vice President, Finance and Chief Financial Officer

Current:

Mr. Lang has been a director of PMC and its President and Chief Executive Officer since May 2008. Prior to his appointment, Mr. Lang was President and Chief Executive Officer, and served as a director, of IDT. Mr. Lang joined IDT as its President in October 2001 and became Chief Executive Officer in January 2003. At IDT he led the organization and the transformation of the company’s culture, financial structure, core competencies and product direction resulting in increased profits and revenue. From September 1996 to October 2001, Mr. Lang was Vice President and General Manager, Platform Networking Group, at Intel where he built Intel’s client-side wired and wireless networking businesses. Mr. Lang previously held various other management positions during his 15-year tenure at Intel. Mr. Lang is a member of the board of directors of Intersil Corporation, an analog semiconductor company.

Mr. Elmurib has served as Vice President, Corporate Development and General Manager of the Microprocessor Products Division since January 2010 and as Vice President, General Manager of the Microprocessor Products Division since December 2006. Mr. Elmurib previously served as the Vice President, Corporate Development managing corporate business development and strategic investments, partnerships and acquisitions and, as Director of Sales for Asia Pacific and the Western U.S., oversaw the sales activities and managed the direct and channel sales force. Mr. Elmurib joined PMC in 2000 as a Regional Sales Manager for the South West region. Prior to joining PMC, Mr. Elmurib was the President of Unitec Sales, a manufacturer representative organization, and held various sales management positions at STMicroelectronics N.V.

Ms. Flaminia has served as Vice President and General Counsel since January 2007 and was appointed Corporate Secretary in February 2007. Ms. Flaminia was Senior Counsel at Xilinx, Inc. from March 2001 through 2006 where she provided legal services to the finance and corporate services, sales, marketing and human resources organizations worldwide which included providing legal counsel in the areas of: corporate and securities law; corporate governance; commercial transactions and tax; mergers and acquisitions; intellectual property licensing; sales and distribution contracts; antitrust and unfair trade practices; employment law; compensation and benefits; and litigation. Previously, Ms. Flaminia was employed by McAfee, Inc. (formerly known as Network Associates, Inc.) from December 1999 to March 2001 and was a Director of Legal Affairs in her last position held. From 1990 to November 1999, Ms. Flaminia was in private practice.

A founder of PMC, Mr. Harris has served as Vice President, Chief Operating Officer since April 2007. Prior to this appointment, he served as Vice President of Worldwide Operations at PMC from July 2004 to April 2007 and Vice President of IC Technology from May 1997 to July 2004. In 1992, he became PMC’s Director of Operations and subsequently Director of Quality Assurance.

Mr. Karr has served as Vice President and General Manager of the Enterprise Storage Division since August 2010. Mr. Karr joined the Communication Products Division in August 2008 and served as its Vice President and General Manager from January 2009 until August 2010. Prior to his role in the Communication Products

Division, Mr. Karr served as the Vice President of Marketing of the Enterprise Storage Division from 2006 until August 2008. Mr. Karr joined PMC in 1996. Earlier positions held include Director of Product Marketing from 2003 to 2006 for storage products and, prior to 2003, Marketing Manager for communications products.

Mr. Lau has served as Vice President and General Manager of the Communication Products Division since August 2010. Prior to that appointment he was Vice President of Corporate Strategy and Technology Office since September 2008. Mr. Lau held increasingly senior positions at Applied Micro Circuits Corporation (“AMCC”) from May 2004 to August 2008, including serving as Senior Vice President, Corporate Strategy Office and CTO Office from October 2007 to August 2008, where he was responsible for running AMCC’s semiconductor business, including the architecture group, strategic and product marketing, engineering development and customer support. From May 2004, when IDT acquired ZettaCom, a supplier of high-performance network semiconductor solutions co-founded by Mr. Lau, until April 2005, Mr. Lau served as Vice President and General Manager of the Serial Switching Division of IDT. After co-founding ZettaCom in October 1999, Mr. Lau served as its President and Chief Executive Officer until the acquisition by IDT. Prior to that, Mr. Lau held various technical leadership and management roles at Cisco Systems from 1993 to September 1999.

Mr. Liszt has served as Vice President of Worldwide Sales since March 2006. He was Vice President, Global Sales at Agere Systems, Inc. (now known as LSI Logic Corporation) from November 2005 to February 2006 and Vice President, North American Sales from May 2002 until November 2005 where he provided sales leadership and account strategies for a diverse group of sales professionals, field application engineers and sales operations teams. He was also responsible for establishing hybrid sales channels which included global distribution representatives and direct sales organizations targeting market leading OEM’s. He was Vice President Components Division at NEC Electronics Corporation from January 2001 until May 2002, Vice President, North American Sales from June 1999 to January 2001 and Vice President of Geographic Sales from September 1998 to May 1999. From 1982 to 1998, he held sales management positions with Hitachi America Semiconductor (“Hitachi”) where he focused on developing and executing on sales strategies that would promote multiple Hitachi product sales into global accounts including semiconductors, display systems and disk drives.

Mr. Zellner has served as Vice President, Finance and Chief Financial Officer since March 2007. Mr. Zellner was Senior Vice President of Finance and Administration, Chief Financial Officer at Wind River Systems, Inc. (“Wind River”) from October 2000 through February 2007, where he was responsible for Wind River’s financial requirements including managing the company’s capital structure, corporate infrastructure, ensuring financial integrity of results as regulated by the SEC and acting as the lead interface to the investment community. Wind River’s information technology, legal and real estate functions also reported to Mr. Zellner. Mr. Zellner was employed by Applied Materials, Inc. from July 1990 to October 2000 where he held a variety of management positions, the last of which was Senior Director of Finance, Transistor Capacitor and Gate Division. Mr. Zellner worked at UNISYS Corporation from 1978 to 1990. Mr. Zellner is a member of the board of directors and the chair of the audit committee of FormFactor, Inc., a wafer probe card company.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning:

•	beneficial ownership of PMC’s common stock by all persons known to PMC to be the beneficial owners of 5% or more of PMC’s common stock;

•	beneficial ownership of PMC’s common stock by all directors, nominees and Named Executive Officers; and

•	beneficial ownership of PMC’s common stock by all directors and executive officers as a group.

Under the rules of the SEC, “beneficial ownership” includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days, through the exercise of any stock option or other right. Unless otherwise indicated, each person or entity has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table. Unless otherwise noted, the information below is as of February 29, 2012. This information is not indicative of beneficial ownership for any other purpose. As of March 1, 2012, there are no arrangements known to PMC, including any pledge by any person of securities of PMC, the operation of which may at a subsequent date result in a change in control of the Company. Unless otherwise indicated, the address of each of the individuals named below is c/o PMC-Sierra, Inc., 1380 Bordeaux Drive, Sunnyvale, California 94089.

Name	Number of Shares	Approximate Percentage Ownership
Greater than 5% Shareholders		%
T. Rowe Price Associates, Inc.(1)	25,127,600	10.91%
Cadian Capital Management, LLC (2)	22,882,283	9.94%
Fidelity Management & Research Company (3)	19,662,213	8.54%
Relational Investors, LLC(4)	16,495,777	7.16%
NWQ Investment Management Company, LLC(5)	16,212,607	7.04%
Directors
Richard E. Belluzzo(6)	276,738	*
James V. Diller, Sr.(7)	2,207,941	*
Michael R. Farese(8)	156,738	*
Jonathan J. Judge(9)	244,510	*
Michael A. Klayko(10)	27,762	*
William H. Kurtz(11)	286,738	*
Gregory S. Lang(12)	1,937,614	*
Frank J. Marshall(13)	499,030	*
Richard N. Nottenburg(14)	27,762	*
Named Executive Officers
Colin C. Harris(15)	1,077,262	*
Travis Karr(16)	163,444	*
Robert M. Liszt(17)	479,267	*
Michael W. Zellner(18)	487,291	*
Executive Officers
Ra’ed O. Elmurib(19)	290,450	*
Alinka Flaminia(20)	317,268	*
O. Daryn Lau(21)	258,008	*
All directors and executive officers as a group (16) persons)(22)	8,737,823	3.79%

*	Less than 1%.

(1)

Based solely on information reported by T. Rowe Price Associates, Inc. (“Price Associates”) on a Schedule 13G/A filed with the SEC on February 29, 2012, Price Associates has sole voting power over 3,561,700 shares. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address of Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)

Based solely on information reported by Cadian Capital Management, LLC on Schedule 13G/A filed with the SEC on February 14, 2012, Cadian Capital Management, LLC has shared voting and dispositive power with respect to all reported shares. The address of Cadian Capital Management, LLC is 535 Madison Avenue, New York, NY 10022.

(3)

Based solely on information reported by FMR LLC (“FMR”) on Schedule 13G/A filed with the SEC on February 14, 2012, FMR has sole voting power over 140,650 shares. FMR is a parent holding company and has sole dispositive power over all reported shares beneficially owned through multiple entities to which it is a direct or indirect parent. Edward C. Johnson 3rd, as chairman of FMR, has sole dispositive power with respect to all reported shares. The address of FMR and Mr. Johnson is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)

Based solely on information reported by Relational Investors, LLC on Schedule 13D filed with the SEC on January 17, 2012, each of Relational Investors, LLC Ralph V. Whitworth and David H. Batchelder has shared voting and shared dispositive power with respect to all reported shares. The address of Relational Investors, LLC is 12400 High Bluff Drive, Suite 600, San Diego, CA 92130.

(5)

Based solely on information reported by NWQ Investment Management Company, LLC (“NWQ”) on Schedule 13G filed on February 14, 2012, NWQ has sole voting power with respect to 14,755,345 shares and sole dispositive power with respect to 16,212,607 shares. The address of NWQ is 2049 Century Park East, 16th Floor, Los Angeles, CA 90067.

(6)	Includes 256,000 shares subject to option exercise within 60 days of December 31, 2011.
(7)

Includes (i) 649,592 shares held by James V. Diller, Sr., and June P. Diller, Trustees of the James V. Diller and June P. Diller Trust UA 07/20/77; (ii) 590,976 shares held by the James Diller Annuity Trust (GRAT) for which Mr. Diller serves as trustee; (iii) 633,368 shares held by the June Diller Annuity Trust (GRAT) for which Mr. Diller serves as trustee; and (iv) 334,005 shares subject to option exercise within 60 days of December 31, 2011.

(8)	Includes 136,000 shares subject to option exercise within 60 days of December 31, 2011.
(9)	Includes 222,338 shares subject to option exercise within 60 days of December 31, 2011.
(10)	Includes 24,178 shares subject to option exercise within 60 days of December 31, 2011.
(11)	Includes 266,000 shares subject to option exercise within 60 days of December 31, 2011.
(12)	Includes 1,895,437 shares subject to option exercise within 60 days of December 31, 2011.
(13)

Includes (i) 316,000 shares subject to option exercise within 60 days of December 31, 2011 and (ii) 123,328 shares held by Timark, L.P. for which Mr. Marshall is General Partner. Mr. Marshall disclaims beneficial ownership over the shares held by Timark, L.P. except to the extent of his pecuniary interest therein.

(14)	Includes 24,178 shares subject to option exercise within 60 days of December 31, 2011.
(15)

Includes (i) 975,312 shares subject to option exercise within 60 days of December 31, 2011 and (ii) 20,412 shares issuable upon redemption or exchange with PMC of PMC-Sierra, Ltd. Special Shares held by Mr. Harris’ spouse and in trust for Mr. Harris’ three children. Special Shares of PMC-Sierra, Ltd., the Company’s principal Canadian subsidiary, are redeemable or exchangeable for shares of PMC common stock.

(16)	Includes 135,043 shares subject to option exercise within 60 days of December 31, 2011.
(17)	Includes 455,000 shares subject to option exercise within 60 days of December 31, 2011.
(18)	Includes 464,166 shares subject to option exercise within 60 days of December 31, 2011.
(19)	Includes 272,313 shares subject to option exercise within 60 days of December 31, 2011.
(20)	Includes 285,875 shares subject to option exercise within 60 days of December 31, 2011.
(21)	Includes 211,041 shares subject to option exercise within 60 days of December 31, 2011.
(22)

Includes (i) 6,272,886 shares subject to option exercise within 60 days of December 31, 2011 and (ii) 20,412 shares issuable upon redemption or exchange with PMC of PMC-Sierra, Ltd. Special Shares held by and executive officer listed above. See note (15) above.

DIRECTOR COMPENSATION

Compensation of Non-Employee Directors

Retainer, Meeting Fees and Equity Compensation

Our directors receive annual cash and equity compensation for Board and committee service and for serving a leadership role chairing the Board or a committee or acting as Lead Independent Director. The annual retainer fees are based on an estimated number of meetings per year and are paid in a lump sum after the elections at the annual meeting of stockholders are certified, which begins the next term of the Board. The Compensation Committee has the discretion to determine payment of additional meeting fees although none were approved for fiscal 2011. Directors receive equity awards upon initial appointment or election and thereafter on an annual basis. Directors may elect to receive equity in lieu of cash for all or part of their annual retainer fees. Upon their appointment in August 2011, Mr. Klayko and Dr. Nottenburg elected to receive equity in lieu of cash for their Board retainer fee and Mr. Judge elected to receive equity in lieu of cash for the Non-Executive Chair fee. In addition, the directors have a change in control benefit; immediately upon the effective date of a change of control, options and RSUs held by our directors that are outstanding and unvested will become fully vested. Please see “Potential Payments Upon Termination or a Change of Control” beginning on page 56 for the events that constitute a “change of control.”

In 2011, the Compensation Committee set the guideline for ownership of Company stock by our directors to three times the annual retainer fee which guideline is to be attained by the fifth anniversary of the director’s first RSU grant.

The Compensation Committee annually reviews the director compensation program. The components of director compensation in effect for the 2011-2012 Board term and changes to the program year-over-year are as follows:

Compensation Item	2011(7)		2012(8)
Annual Retainer Fee(1)	$40,000		$50,000
Excess Board Meeting Payment(2)	$4,000		$4,000
Excess Committee Meeting Payment(3)	$1,000		$1,000
Initial Retainer Stock Option Award	40,000	shares(4)	40,000	shares(4)
Annual Retainer Stock Option Award	24,000	shares(5)	24,000	shares(5)
Initial Retainer RSU Award			$100,000	(6)
Annual Retainer Restricted Stock Unit Award(1)	$40,000	(5)	$40,000	(5)
Annual Retainer Fee for Audit Committee Chair(1)	$25,000		$25,000
Annual Retainer Fee for Compensation Committee Chair(1)	$10,000		$15,000
Annual Retainer Fee for Lead Independent Director(1)	$15,000		$20,000
Annual Retainer Fee for Non-Executive Chair	$15,000		$20,000
Annual Retainer Fee for each Audit committee member except Audit Committee Chair(1)	$9,000		$11,500
Annual Retainer Fee for each Compensation committee member except Compensation Committee Chair(1)	$5,000		$7,500
Annual Retainer Fee for each Nominating and Corporate Governance committee member(1)	$3,000		$3,000

(1)

Directors may elect annually not to receive the cash payment, in whole or in part, for annual retainer fees (including the fee for service to the Board and any to its committees) and instead to receive: (i) a fully vested option, exercisable at fair market value on the date of grant, to purchase a number of shares equal to three times the cash payment times 60%, divided by the per share market value on the date of grant; and (ii) a fully vested RSU award entitling the director to receive a number of shares equal to three times the cash payment, times 40%, divided by three, divided by the per share market value on the date of grant.

(2)	Board meeting fees may be paid at the Compensation Committee’s discretion up to $4,000 per day if the Board convenes and the individual attends more than six Board meetings during the director’s term.

Typically, the six meetings consist of four quarterly, plus one to approve the annual plan and one for strategic planning.
(3)

Committee meeting fees of $1,000 per meeting may be paid at the Compensation Committee’s discretion for committee meetings in the following situations: (i) where the committee chair invites a non-committee Board member to attend a committee meeting and the chair determines that a meeting fee will be paid; and (ii) for meetings in excess of the scheduled number of annual meetings for each committee.

(4)

Upon joining the Board, directors (a) receive a retainer stock option to purchase 40,000 shares, which stock option vests 1/24 per month over two years and has an exercise price equal to the fair market value of the stock on the date of grant; and (b) a retainer RSU award equal to $100,000 in value on the grant date. RSUs will vest 50% on each of the first and second anniversaries of the grant date.

(5)

Directors annually receive (a) a retainer stock option to purchase 24,000 shares that vests 1/12 over two years and has an exercise price equal to the fair market value of the stock on date of grant; and (b) a retainer RSU award equal to $40,000 in value on the grant date that is fully vested on the first anniversary of the grant date. (Starting in 2012, the director’s annual retainer RSU grant will be fully vested on the 25th day of the first anniversary month of the grant date.)

(6)	Vests in equal installments over 2 years.
(7)	Fees in effect until May 5, 2011.
(8)	Fees effective as of May 5, 2011.

Director Compensation

in Fiscal 2011

The following table sets forth the annual compensation received by or on behalf of the members of the Board of Directors (other than the Chief Executive Officer) for the fiscal year ended December 31, 2011.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)		Option Awards ($)(2)		All Other Compensation ($)		Total ($)(12)
Richard E. Belluzzo	$61,500		$40,006	(5)	$82,560	(7)			$184,066
James V. Diller, Sr.	$56,000		$40,006	(5)	$82,560	(7)	$8,877	(11)	$187,443
Michael R. Farese	$60,500		$40,006	(5)	$82,560	(7)			$183,066
Jonathan J. Judge	$96,500	(3)	$41,402	(9)	$85,391	(10)			$223,293
Michael A. Klayko	$50,000	(4)	$103,487	(6)	$109,474	(8)			$262,961
William H. Kurtz	$75,000		$40,006	(5)	$82,560	(7)			$197,566
Frank J. Marshall	$73,000		$40,006	(5)	$82,560	(7)			$195,566
Richard N. Nottenburg	$50,000	(4)	$103,487	(6)	$109,474	(8)			$262,961

(1)

Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown are the grant date fair value of the stock awards as determined in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of stock awards are set forth under the section entitled “Stock based-compensation” of PMC’s Annual Report on Form 10-K for fiscal year 2011 filed with the SEC on February 28, 2012.

(2)

Amounts shown do not reflect compensation actually received by the director. Instead, the amounts shown are the grant date fair value of the option awards as determined in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of option awards are set forth under the section entitled “Stock based-compensation” of PMC’s Annual Report on Form 10-K for fiscal year 2011 filed with the SEC on February 28, 2012.

(3)

The amount includes retainer fees paid in cash and the value of equity elected in lieu of cash retainer fees (the grant date fair value for RSUs granted with the following fair value as of the grant date: 1,434 RSUs were granted on August 25, 2011 with a fair value of $5.58 per unit and the grant date fair value for a stock option grant with the following fair value as of the grant date: 6,338 options were granted on September 6, 2011 with a fair value of $5.68 per share underlying the options). The excess value of each of the equity grants over the cash value is included in the amounts in the Stock Awards and Option Awards columns, as applicable, and further described in FN(9) and FN(10).

(4)

The amount includes the value of equity elected in lieu of cash retainer fees (the grant date fair value for RSUs granted with the following fair value as of the grant date: 3,584 RSUs were granted on August 25, 2011 with a fair value of $5.58 per unit and the grant date fair value for a stock option grant with the following fair value as of the grant date: 15,845 options were granted on September 6, 2011 with a fair value of $5.68 per share underlying the options).The excess value of each of equity grants over the cash value is included in the amounts in the Stock Awards and Option Awards columns, as applicable, and further described in FN(6) and FN(8).

(5)

The amount indicated reflects the grant date fair value for RSUs granted with the following fair value as of the grant date: 5,264 RSUs were granted on May 25, 2011 with a fair value of $7.60 per unit.

(6)

The amount indicated reflects the grant date fair value for RSUs granted with the following fair value as of the grant date: 17,921 RSUs were granted on August 25, 2011 with a fair value of $5.58 per unit. This amount also includes the additional incremental grant date fair value of $3,488 of which the director elected in lieu of cash which is set forth in FN(4).

(7)

Reflects the grant date fair value for stock option grants with the following fair values as of the grant date: 24,000 options were granted on June 7, 2011 with a fair value of $7.50. As at December 30, 2011, Mr. Belluzzo had an aggregate of 280,000 options outstanding, Mr. Diller had an aggregate of 358,005 options outstanding, Mr. Farese had an aggregate of 160,000 options outstanding, Mr. Kurtz had an aggregate of 290,000 options outstanding, and Mr. Marshall had an aggregate of 340,000 options outstanding.

(8)

Reflects the grant date fair value for stock option grants with the following fair values as of the grant date: 40,000 options were granted on September 6, 2011 with a fair value of $5.68 per unit. This amount also includes the additional incremental grant date fair value of $7,074 of which the director elected in lieu of cash which is set forth in FN(4). As of December 30, 2011 Mr. Klayko had an aggregate of 55,845 options outstanding and Dr. Nottenburg had an aggregate of 55,845 options outstanding.

(9)

The amount indicated reflects the grant date fair value for RSUs granted with the following fair value as of the grant date: 5,264 RSUs were granted on May 25, 2011 with a fair value of $7.60 per unit. This amount includes the additional incremental grant date fair value of $1,396 of which the director elected in lieu of cash which is set forth in FN(3).

(10)

Reflects the grant date fair value for stock option grants with the following fair values as of the grant date: 24,000 options were granted on June 7, 2011 with a fair value of $7.50. This amount also includes the additional incremental grant date fair value of $2,831 of which the director elected in lieu of cash which is set forth in FN(3). As of December 31, 2011, Mr. Judge had an aggregate of 246,338 options outstanding.

(11)

PMC reimbursed Mr. Diller $8,877 for medical insurance for Mr. Diller and his wife. At the time of Mr. Diller’s resignation from the position of Chief Executive Officer of PMC in 1997, the Company agreed to reimburse Mr. Diller for the annual health insurance premiums for himself and his spouse during his lifetime.

(12)	The Company did not pay any non-equity incentive plan compensation or any non-qualified deferred compensation to its directors in 2011.

Compensation of Employee Directors

Mr. Lang is a director as well as President and Chief Executive Officer of PMC. Mr. Lang receives a base salary, equity, an incentive bonus and other cash compensation paid for his service as an executive officer, which compensation is detailed in the Summary Compensation Table on page 49. Mr. Lang does not receive any retainer, meeting fees or equity paid to non-employee directors.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Introduction

This Compensation Discussion and Analysis provides information regarding the 2011 compensation of our principal executive officer, the principal financial officer, and the three executive officers (other than the principal executive officer and principal financial officer) at fiscal year-end who were PMC’s most highly compensated executive officers (collectively, the “Named Executive Officers”). The Named Executives Officers for 2011 were:

•	Gregory S. Lang, our President and Chief Executive Officer (our “Chief Executive Officer”);

•	Michael W. Zellner, our Vice President, Finance and Chief Financial Officer;

•	Colin C. Harris, our Vice President, Chief Operating Officer;

•	Travis Karr, our Vice President, General Manager, Enterprise Storage Division; and

•	Robert M. Liszt, our Vice President, Worldwide Sales.

In this Compensation Discussion and Analysis, PMC is referred to as “our,” “us,” “we,” or “the Company.”

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2011. It also provides an overview of our executive compensation philosophy, including our principal compensation policies and practices. Finally, it analyzes how and why the Compensation Committee of our Board of Directors (the “Committee”) arrived at the specific 2011 compensation decisions for our executive officers, including the Named Executive Officers, and discusses the key factors that the Committee considered in determining their compensation.

Company and Compensation Overview

Fiscal 2011 Business Results

Despite a challenging macro environment, we grew faster in fiscal 2011 than the worldwide semiconductor market. We reported net revenue of $654 million, an increase of 3% over net revenues of $635 million in 2010 whereas the Semiconductor Industry Association reported an increase in industry revenues of 0.4% year over year as announced in its press release of February 6, 2012.

In 2011, we generated $142.7 million in non-GAAP operating income, representing an operating margin of 21.8%, and our non-GAAP diluted earnings per share (EPS) decreased 11% year-over-year to $0.60 per share. The decrease is due to a full year of acquisition-related R&D spending and a slowdown in carrier spending in the second half of 2011. The Company’s balance sheet remains strong with net cash of $445 million at the end of 2011.

Over the past five years, from fiscal year 2007 to 2011, we have increased revenue 46% and more than doubled our non-GAAP EPS demonstrating our focus on creating shareholder value. In the same time frame, we grew 2.5 times faster than the semiconductor industry.

Additionally, in 2011, for the first time ever, the Board of Directors of the Company initiated a share repurchase program completing the repurchase of 6.1 million shares for a total of $40 million. In November of 2011, the Board authorized another $40 million share repurchase program for fiscal year 2012. In March of 2012, the Company announced that the Board authorized a new share repurchase program for up to $275 million of its common stock, increasing the total authorization to $315 million.

We are at the center of a number of major industry growth drivers in storage, optical and mobile networks. We believe that these market segments offer significant opportunities for creating shareholder value and we are well-positioned to execute on our long-term strategic objectives.

A GAAP to non-GAAP reconciliation of the above financial measures is provided at the end of this proxy statement on page 64.

Significant Executive Compensation Actions

As reflected in our compensation philosophy, we set the compensation of our executive officers, including the Named Executive Officers, based on performance, defined as their ability to achieve annual operational objectives that further our long-term business objectives and create sustainable long-term stockholder value in a cost-effective manner.

On April 28, 2011, the Company entered into a new employment agreement for a three-year term with our President and Chief Executive Officer in connection with the expiration of his original employment agreement. The terms and conditions of the new agreement are substantially similar to the prior agreement with the exception of the change of control arrangements. We eliminated his right to receive severance-related payments and benefits on the first anniversary of a change of control event, in the absence of a concurrent termination of employment. Total direct compensation for the Chief Executive Officer in 2011 as determined by the Compensation Committee and set forth in the new employment agreement was as follows:

•

Base salary—Mr. Lang’s annual base salary was $660,000, an increase of 4.8% from the previous year. Based on our 2011 total compensation analysis, this base salary was in the 60th percentile of the Peer Group when set.

•

Incentive bonus—Mr. Lang’s Short Term Incentive Program (“STIP”) bonus target was 100% of his annual earnings (or $651,923), which was at the median of the Peer Group when set. His actual bonus for 2011 was 70% of target, consistent with the Company’s performance against its annual plan of record target and the Committee’s assessment of Mr. Lang’s individual performance.

•

Equity award—Mr. Lang was granted a stock option to purchase 424,800 shares of our common stock with an exercise price of $7.22 (the closing market price of our common stock on the grant date of April 5, 2011) and received 94,400 restricted stock units granted May 25, 2011. The aggregate value of these equity awards was at the 50th percentile of the Peer Group when set.

•	In aggregate, PMC considers approximately 58% of Mr. Lang’s 2011 target compensation to be performance-based.

For 2011, the Committee took the following significant actions with respect to the compensation of the other four Named Executive Officers:

•

On December 15, 2011, we entered into a new change of control agreement with each of our other Named Executive Officers. Significant changes were made from the prior agreements to align with market practices including introducing a three-year term to the agreements, reducing the severance payment component from two years’ base salary to one year and providing full acceleration of outstanding equity awards. These arrangements are further described under “Potential Payments upon Termination or a Change of Control.”

•

Base salary—Base salaries for our other Named Executive Officers’ increased an average of 6% over their 2010 levels. Based on our 2011 total compensation analysis, these Named Executive Officer’s base salaries were at the 50th percentile of the Peer Group when set. The exception to this was our Chief Financial Officer who received a 2% increase which set his base salary at the 75th percentile of our Peer Group.

•

Incentive bonus—Target bonuses for our other Named Executive Officer’s were set in January, 2011. Each was at or below the 50th percentile of the Peer Group when set. After taking into consideration the achievement of all of the specific performance goals under the STIP for 2011, actual STIP bonuses paid to the other Named Executive Officers for 2011 ranged from between 72% to 76% of individual bonus targets.

•

Equity award—The aggregate values of the other Named Executive Officers stock option and restricted stock unit awards range from approximately $487,000 to approximately $835,000. The aggregate value of these equity awards ranged from the below the 50th percentile to the top quartile of the Peer Group.

•	In aggregate, PMC considers the compensation of the individual Named Executive Officer’s, except the Chief Executive Officer, to be between 46% and 51% performance-based.

The Committee determined that the 2011 STIP cash bonuses for the Named Executive Officers were reasonable in recognition of our financial performance, increased profitability, and success in attaining a majority of the objectives in our 2011 Plan of Record, an internal financial plan setting out our strategic and operational objectives for the year.

Further, the Committee determined that the 2011 equity compensation awards for the Named Executive Officers were consistent with its total direct compensation objective of maintaining market competitiveness and retention value. The Committee also took into consideration the fact that, consistent with our pay-for-performance compensation philosophy, the equity awards further increased the Named Executive Officers’ stake in the Company, thereby reinforcing their incentive to manage our business as owners and subjecting a significant portion of their total compensation to fluctuations in the market price of our common stock.

Significant Corporate Governance Actions

During 2011, our Board of Directors took the following significant actions to enhance our corporate governance standards in our executive compensation practices:

•

The Chief Executive Officer’s new employment agreement no longer contains a “single trigger” for change of control benefits, and the receipt of such benefits now requires both a change of control event and a termination of employment;

•

The new change of control agreements for each of our Named Executive Officers introduces a three-year term to the agreement thereby enabling the Company to reassess at least every three years the persons eligible to receive change of control benefits and to ensure that the benefits and other terms and conditions are consistent with then-current market practices and meet our overall compensation objectives;

•

Internal Audit, which reports directly to the Audit Committee of the Board, conducted a review of our compensation programs and determined that these programs were not reasonably likely to present a material adverse risk to the Company. This review was also conducted at the beginning of 2012 and the determination remains unchanged;

•

For 2012, the Company’s performance review period (the “Focal Review Period”) during which compensation data and trends are reviewed and the Compensation Committee determines the compensation for the Chief Executive Officer, the other Named Executive Officers and other executive officers, shifted from the beginning of the year to mid-year. Postponing the Focal Review Period enables the Compensation Committee to reassess the financial outlook and consider more current compensation data as the market trends’ surveys used by our consultants are generally updated in February and many Peer Group companies are filing their proxies in the first and second quarters of the calendar year.

We also endeavored to maintain good governance standards in our executive compensation practices. The following policies remained in effect in 2011:

•

Align the interests of our executive officers, including the Named Executive Officers, with the interests of our stockholders by maintaining stock ownership guidelines that require that each executive officer retain a minimum equity ownership interest in the Company;

•	Maintain our insider trading policy that prohibits our executive officers from holding any of their shares of our common stock in margin accounts;

•

Continue to emphasize pay for performance through our STIP annual bonus program, establishing measurements for Company objectives, business unit or functional group objectives, and individual performance objectives;

•

Maintain a compensation recovery (“clawback”) policy for our STIP annual bonus program that requires our Chief Executive Officer and Chief Financial Officer to repay any bonus earned for a fiscal period that is subsequently restated if our Board determines that the restatement resulted from the individual’s gross-recklessness or intentional misconduct.

•

Not provide significant perquisites or other personal benefits to our executive officers, including the Named Executive Officers. Our executive officers participate in broad-based company-sponsored health and welfare benefits programs and are rewarded under the same STIP annual bonus program as our other regular employees;

•

Continue to operate with the roles of Board Chairman and Chief Executive Officer held by separate individuals, which we have done since the second quarter of 2008, and since August 2011, we have had an independent, non-executive Board Chairman;

•

We do not currently offer, nor do we have plans to provide, pension arrangements, retirement plans, or nonqualified deferred compensation plans or arrangements to our executives, including the Named Executive Officers other than retirement plans available generally to all our employees; and

•

The Committee retains its own advisors on executive and director compensation and other matters presented to the Committee. The advisors to management on executive compensation and equity practices do not provide any other services to the Company.

Compensation Philosophy and Objectives

We use our executive compensation program to reward performance and strike a balance between executive retention and stockholder return by:

•	directly and substantially linking rewards to measurable corporate performance;

•

permitting sufficient flexibility to enable us to continue to attract, motivate and retain executive officers in a highly cyclical business environment and to support us in achieving our strategic business objectives;

•	incentivizing our executive officers in all stages of the cyclical economy of the semiconductor industry;

•	minimizing dilution by providing a mix of equity incentives within Committee-approved guidelines;

•	providing competitive compensation with opportunity for above-market pay tied to above-target performance; and

•	ensuring that our executive compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation-Setting Process

Role of the Compensation Committee

Our executive compensation program is overseen and administered by the Committee, which is comprised entirely of “independent” directors as determined in accordance with various NASDAQ, SEC and Internal Revenue Code rules. The Committee’s objective is to ensure that the total compensation paid to our executive officers, including the Named Executive Officers, is fair, reasonable, and competitive. The Committee reviews and approves the total compensation, as well as each compensation element, for our executive officers, including the Named Executive Officers. The compensation and benefits provided to the Named Executive Officers are structured similarly to those provided to our other executive officers and employees.

The Committee may, if it chooses, delegate any of its responsibilities to subcommittees, in accordance with the Committee’s charter.

The Committee operates under a written charter adopted by our Board of Directors. A copy of the charter is available at: http://pmcs.com/charter/compensation.

Role of Management

In the first half of the year, management prepares and submits to the Committee annual performance ratings and compensation recommendations for our executive officers, including the Named Executive Officers, for review and approval. These recommendations are based on the executive officers’ performance in the prior year, expectations for individual contributions in the upcoming year and a comparative analysis of our executive compensation practices to the competitive market, as described below. The Committee considers, but is not bound to and does not always accept, management’s executive compensation recommendations.

Management attends all or a portion of the Committee’s regularly-scheduled meetings (four per year), but the Committee also meets and confers without management present. The Committee discusses our Chief Executive Officer’s compensation with him, but makes decisions with respect to his compensation without him present. The Committee has the ultimate authority to make decisions with respect to the compensation of our executive officers, including the Named Executive Officers.

Role of Compensation Consultant

The Committee has the authority to engage its own independent advisors to assist in carrying out its responsibilities. In 2011, the Committee engaged Compensia, Inc., a national compensation consulting firm (“Compensia”), to apprise the Committee on executive compensation trends, advise the Committee on management’s proposals, and assist the Committee in determining the compensation of our Chief Executive Officer and other executive officers. Compensia reports to the Committee rather than to management, although Compensia may meet with or confer with management from time to time for purposes of gathering information in connection with projects the Committee assigns to Compensia and to evaluate proposals that management may make to the Committee.

In 2011, under the Committee’s supervision, management continued to engage Towers Watson & Co., an international compensation consulting firm (“Towers”), to analyze each executive officer’s compensation and to provide peer company data for comparative purposes. Towers provided management with competitive market data obtained from compensation surveys and publicly-available sources (such as proxy statements) to review continued suitability of our Company-wide compensation and equity programs and identify trends in executive compensation. Towers reports on its market studies in the fourth quarter of each year to frame the following year’s executive compensation decisions.

Towers’ 2010 study formed the basis of recommendations for the 2011 compensation of our executive officers. Management used the Towers study to compare each element of total direct compensation, including base salaries, incentive compensation, total cash compensation and equity awards against similar roles within a group of peer companies in the United States semiconductor industry that have similar financial profiles to us or against which we compete for business and talent (the “Peer Group”) as well as published survey data (Radford and Zviran) for the high technology industry for similarly sized organizations.

During the third quarter of 2011, the Committee determined that the following companies would comprise our Peer Group for compensation referencing in 2012:

Altera Corporation	NetLogic Microsystems, Inc.
Analog Devices, Inc.	OmniVision Technologies, Inc.
Applied Micro Circuits Corporation	QLogic Corporation
Broadcom Corporation	RF Micro Devices, Inc.
Emulex Corporation	Silicon Laboratories Inc.
Integrated Device Technology, Inc.	Skyworks Solutions, Inc.
Intersil Corporation	Standard Microsystems Corporation
Marvell Technology Group Ltd.

In fiscal 2011 our peer group included Atheros Communications which was removed as a result of its acquisition by Qualcomm, Inc. in January 2011 and Zoran Corporation which was removed as a result of its acquisition by CSR PLC in August, 2011. NetLogic Microsystems, Inc. and Analog Devices, Inc. were added to the Peer Group for 2012 as each was determined to be appropriate for purposes of our Peer Group.

Elements of Compensation

In setting the compensation levels for our executive officers, including the Named Executive Officers, the Committee takes into consideration the proposed compensation package as a whole and each compensation element individually. The Committee also considers the executive officer’s past and expected future contributions to our business and the market data prepared by Towers on the cash compensation and equity awards for comparable executive officer positions in the Peer Group. Incentive compensation is compared to the Peer Group on a target and actual basis for the most recent fiscal year. Stock options are valued using a Black-Scholes option pricing model. We also reference equity awards as a percentage of market capitalization and as a percentage of the total number of shares of common stock outstanding.

We strongly believe in engaging and retaining the best talent for critical functions. To enable us to hire and retain talented executives, the Committee may determine that it is in our best interests to deviate from our standard compensation practices when such deviation is required by competitive or other market forces.

Base Salary

We offer a competitive base salary to each executive officer to recognize the skills and experience that an individual brings to the Company, the contributions he or she makes and the responsibilities he or she undertakes. In considering base salary adjustments, the Committee targets the median (50th percentile) of the base salaries of executive officers in comparable positions in the Peer Group. Other factors considered by the Committee include internal comparisons, individual skills and experience, performance contributions and competitiveness of the marketplace. Base salaries are reviewed on an annual basis.

After considering Peer Group compensation for comparable positions, management recommendations and the other factors described above, the Committee increased the base salaries of our executive officers, including the Named Executive Officers, by an average of 6% for 2011. On average, the base salaries of the Named Executive Officers for 2011 increased 5.8% to a position at the median of comparable positions in the Peer Group. The one exception is the Chief Financial Officer whose nominal increase of 2% placed him at the 75th percentile of Peer Group when set.

The base salaries paid to the Named Executive Officers during 2011 are set forth in the “Salary” column of the Summary Compensation Table on page 49.

Short-Term Incentive Program

In 2011, our executive officers, including the Named Executive Officers, participated in the Short Term Incentive Program (“STIP”), our annual bonus program designed to reward individual, group and corporate performance for attainment of pre-established goals. STIP included four components in 2011:

•

the executive officer’s target annual bonus opportunity, which was established as a percentage of base salary as set by the Committee taking into consideration the median (50th percentile) of the market;

•

a bonus pool determined by the Company’s performance against annual pre-established profitability target in its annual operating plan, as approved by our Board of Directors before the start of the year;

•	the annual business unit or functional group objectives established with each of the executive officers at the beginning of the year; and

•	individual performance against annual performance objectives established by our Chief Executive Officer and discussed quarterly and rated at year-end.

The calculation for the annual STIP bonus payout works as follows:

Target Individual Bonus Opportunity	X	Percentage of Achievement of Company Performance	X	Percentage of Achievement of Business Unit/Functional Group Goals	X	Percentage of Achievement of Individual Performance Objectives	X	Earned Base Salary	=	Bonus Payout

The Committee may, in its discretion adjust performance measures for the applicable components if it determines the achievement of a particular performance component differently from management.

Individual Annual Bonus Targets

As established by the Committee, the individual target bonus opportunities for each of the Named Executive Officers for 2011 were as follows:

Named Executive Officer	Bonus Target (as a percentage of base salary)
Gregory S. Lang President, Chief Executive Officer	100%

Michael W. Zellner Vice President, Finance and Chief Financial Officer	60%

Colin C. Harris Vice President, Chief Operating Officer	70%

Travis Karr Vice President, General Manager, Enterprise Storage Division	50%

Robert M. Liszt Vice President, Worldwide Sales	55%

These target bonus opportunities for the 2011 Named Executive Officers were the same as in 2010 except in the case of our Chief Operating Officer whose target opportunity was increased to 70% of his base salary which is at the 50th percentile of the Peer Group. The target bonus opportunities for all executives were established at or just below the 50th percentile of the Peer Group when set.

Company Performance Target

The size of the pool used to fund bonuses under the STIP is determined based on the Company’s performance against a pre-established target for our earnings before interest and taxes (“EBIT”), on a non-United States generally accepted accounting principles (“non-GAAP”) basis, as set in the Company’s 2011 Plan of Record, an internal, non-public financial plan approved by our Board of Directors prior to the fiscal year and reviewed quarterly (the “Plan of Record”).

We use non-GAAP operating measures, such as non-GAAP EBIT, internally to evaluate our operating performance. The target level for this performance measure, like all of the target levels in the Plan of Record, is considered by management to be aggressive but not unattainable, and is based on management’s evaluation of customer feedback and demand projections, historical revenue and trends, expense projections and industry and economic environment, among other things. Because the Plan of Record represents a proposed annual business plan and we only disclose our business outlook based on a limited number of financial measures one fiscal quarter in advance, we believe that disclosure of the Plan of Record would be competitively harmful and confusing to investors. Nonetheless, to assist stockholders in understanding how we measure our financial performance, a description of how we calculated non-GAAP operating income and non-GAAP net income in 2011 is set forth on page 64.

The Committee does not believe that bonuses should be paid unless more than 50% of the Company performance target is met. Thus, the STIP requires a minimum achievement threshold of 50% of the Plan of Record target level for the EBIT measure to fund the bonus pool regardless of our achievement against other performance measures. While the Committee believes that payment for achievement over 50% of the Plan of Record target level is valuable for retention and competitiveness, individual payments are capped at 200% of the individual target bonus opportunity. We calculate achievement above and below target in a linear fashion; there are no accelerators built into the current calculation.

Business Unit or Functional Group Objectives

The executive officers develop annual performance objectives for their business unit or functional group which are reviewed at least semi-annually. These performance objectives may relate to business unit financial achievement, project execution, design wins, operational excellence or major new initiatives. For example, the objectives for a business unit may include but are not limited to goals regarding revenue and operating income for its division, new product execution, major design wins and new product definition; the objectives for the group run by our Chief Operating Officer may include but are not limited to delivery against customer requests and commitments, quality measures and cost reductions. The target levels established for each business unit and functional group performance objective are realistic but attainable only with significant effort.

Individual Performance

Our Chief Executive Officer (or the Committee, in the case of our Chief Executive Officer) reviews the performance of each Named Executive Officer against his achievement of the internal performance objectives—dynamic, short-term goals which may be in addition to or iterative of the officer’s functional group or business unit objectives—that align with our Plan of Record and the Company’s strategic goals. Individual achievement on the performance objectives may exceed 100%, enabling an individual multiplier in excess of 100%. Thus, executive officers who do not perform as well individually may receive no bonus or a smaller bonus which allows for funds remaining in the bonus pool to be used to increase the bonus awarded to individuals who have exceeded their individual performance objectives. Our Chief Executive Officer’s individual performance goals align with the Company’s strategic corporate objectives. The Chief Executive Officer establishes his individual performance objectives at the beginning of the year with the Board and at the end of the year he provides the Compensation Committee with his self-assessment of performance. The Compensation Committee then discusses the Chief Executive Officer’s achievement with him and with the full Board before it finalizes the Chief Executive Officer’s STIP annual bonus payment.

2011 STIP Payments

In 2011, the STIP was measured at mid-year with a progress payment made based on expectations of the year’s achievement against performance targets. Final STIP payments for 2011 reflected actual Company performance in 2011 and the final assessment of the individual and business unit or functional group achievement, less the mid-year performance payment to each individual. We finished 2011 at 75% of our EBIT target set forth in the 2011 Plan of Record. Taking into account all final performance measures, the 2011 STIP bonus achievement earned by our executive officers ranged from 60% to 76% of individual target. The range of achievement against target by our Named Executive Officers was 70% to 76%.

The cash bonuses paid to the Named Executive Officers in 2011 under the STIP are set forth in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 49.

Compensation Recovery (“Clawback”)

As part of our ongoing corporate governance efforts, we maintain a compensation recovery (“clawback”) policy whereby, our Chief Executive Officer and Chief Financial Officer may be required to repay a bonus earned for a financial period that is subsequently restated if our Board of Directors determines that the restatement resulted from the individual’s gross-recklessness or intentional misconduct.

Equity Awards

The Committee believes that equity incentives encourage the achievement of superior results over time and align the interests of our executive officers and stockholders. To support our retention objectives, all equity awards are subject to vesting provisions to encourage executive officers to remain employed with and invested in PMC. Based on recommendations from management, the Committee selects the executive officers to whom equity awards may be granted, the amount of our common stock to be subject to the award and the terms and conditions of each award. The Committee uses both stock options and restricted stock unit awards (“RSUs”) as equity incentives for our executive officers including the Named Executive Officers.

The Committee uses the share value transfer (“SVT”) method as its primary metric of setting and measuring our equity utilization. SVT expresses the value of equity granted as a percentage of market capitalization. The Committee relies on several other data points such as Peer Group utilization and ISS grant guidelines in formulating its equity award decisions.

The size of the equity awards granted to our executive officers are based on a number of factors including: Peer Group data targeted at the median (50th percentile) for executive officers in comparable positions, internal comparisons to the executive officer’s peers, individual skills and experience, the executive officer’s performance and specific contributions during the prior year and the expectations for future contributions. The equity awards granted in 2011 by the Committee to our executive officers, including the Named Executive Officers, were between the 50th and the top quartile of the equity awards granted to executive officers in comparable positions in the Peer Group. During 2011, the Committee approved stock option grants to the Named Executive Officers (including our Chief Executive Officer) to purchase an aggregate of 934,800 shares of our common stock with an average exercise price of $7.22 per share. In addition, during 2011, the Committee granted RSU awards covering an aggregate of 207,733 shares of our common stock to the Named Executive Officers (including our Chief Executive Officer). In fiscal 2011, the Company’s equity grants to Named Executive Officers were allocated to provide 60% of the equity value in the form of stock options and 40% of the value in the form of RSUs. This allocation was determined in 2006 based on then-current grant practices within the industry. Today, the trend of equity grants within our Peer Group tends to favor making RSU grants. PMC is evaluating these trends. Any shift in the allocation of equity grants between RSUs and options will be determined by the time grants made in connection with the Focal Review Period are recommended.

The equity awards granted to the Named Executive Officers in 2011 are set forth in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table on page 49 and the Grants of Plan-Based Awards Table on page 52.

Equity Award Grant Policy

The Committee has implemented a general policy for the grant of stock options and other equity awards, which applies to our executive officers, including the Named Executive Officers. Specifically, this policy provides that:

•

Stock options are only granted on the first Tuesday of each month, while RSUs are granted quarterly on the 25th day of the second month of the quarter (that is, February 25th, May 25th, August 25th and November 25th).

•

If the market is closed on the pre-selected grant date, the grant date will be the next trading day the market is open. However, if a member of the Committee has not provided his approval before the pre-selected grant date, then the grant date will become the date the last Committee member provides his approval.

•

Effective starting in 2012, RSU awards vest on the 25th day of the month in which the applicable vesting date occurs in order to streamline administration of such awards including for purposes of reporting under Section 16 of the Exchange Act.

•

Awards are approved only at a properly constituted meeting of the Committee or by electronic unanimous written consent of the Committee members. All required documentation, including the recommended recipients and award amounts, is sent by management, approved in advance by our Chief Executive Officer and received by the Committee typically several days prior to the pre-selected grant date.

•

Management’s recommendations for equity awards take into consideration a number of factors as appropriate for the type of award including level of position, function, market competitiveness, retention value, geography and individual performance. Recommendations reference award size guidelines that are reevaluated periodically by management’s compensation consultant and reviewed with the Committee. Award recommendations that exceed the guidelines are highlighted during the approval process. The Committee may deviate from management’s recommendations prior to approving any award.

•	All stock option grants have a per share exercise price equal to the closing market price of our common stock as reported on the NASDAQ Global Select Market on the date of grant.

In 2011, all equity awards were approved by electronic unanimous written consent of the Committee members in advance of the pre-selected grant date so that all awards were made on the pre-selected grant date (or the next trading day thereafter if the market was closed on the pre-selected grant date).

Because the Committee grants stock options on a monthly basis and RSUs on a quarterly basis, each on pre-selected dates, the equity awards granted to our executive officers may be made prior to the release of material nonpublic information that may result in an increase in the market price of our common stock, such as a significant positive earnings announcement. Management and the Committee believe that consistency in grant dates for equity awards is paramount. Given our ongoing hiring efforts in a competitive job market and the historical volatility of our stock price, management and the Committee believe that it is important to grant equity awards as close as possible to the employment start-date of newly hired employees. In the past, equity awards provided in connection with our Focal Review Period of eligible employees, including executive officers hired before October 1st of the previous year, were typically granted in the second quarter with options occurring in April and RSUs in May. This year we may delay these awards until the third quarter to align with the postponement of the Focal Review Period.

Retirement and Other Health and Welfare Benefits

We maintain a tax-qualified Section 401(k) plan in which our executive officers, including the Named Executive Officers, and most U.S. employees participate. Our Canadian-based Named Executive Officers, and other Canadian employees, participate in PMC’s Group Registered Retirement Savings Plan (the “RRSP”). The Company offers a pre-tax deferral into these savings programs up to a maximum matching contribution of $5,500.

In 2011, our executive officers, including the Named Executive Officers, were eligible to receive the same health and welfare benefits that are generally available to our other employees and a contribution to their benefit premium on the same terms that are provided to other employees under the same plan and level of coverage. These benefits programs include health and dental insurance, health and dependent care flexible spending accounts, short-term and long-term disability, life insurance and supplemental life insurance, accidental death and dismemberment, leave programs, employee assistance program and certain other benefits.

Employees, including Named Executive Officers and other executive officers, may also participate in our stockholder approved Employee Stock Purchase Plan which enables them to purchase shares of our common stock at a price equal to 85% of the fair market value of the common stock on the enrollment date or the exercise date, whichever is lower. Additional compensation may be obtained by participating in our invention award program or our education assistance program.

We do not provide defined benefit pension plans, supplemental executive retirement plans or defined contribution retirement plans to our executive officers, including the Named Executive Officers. Shares of our common stock are not included as an investment alternative in the Section 401(k) plan, except as it may be indirectly included as part of a fund’s holdings. We do not offer a nonqualified deferred compensation plan for any executive officers, including the Named Executive Officers.

Perquisites and Other Personal Benefits

We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not offer our executive officers perquisites or other personal benefits that represent a material amount of their compensation.

Many PMC employees and executive officers travel between the United States and Canada on Company business. The Committee has approved a program that compensates individuals for any incremental tax liability arising from extensive cross-border travel and pays for professional multi-jurisdictional tax preparation services. The objective is that individuals will not suffer a greater tax liability than what would otherwise be payable in their country of permanent residence. This program ensures that individuals who must travel significantly between the United States and Canada on Company business are not financially penalized for doing the jobs PMC has hired them to do. Executive officers participating in this program are approved in advance by the Committee; others are subject to approval by our Chief Executive Officer.

Additional information with respect to the perquisites and other personal benefits provided to the Named Executive Officers during 2011 is available in the footnotes accompanying the Summary Compensation Table on page 49.

Change of Control/Severance Arrangements

We have entered into an employment agreement with our Chief Executive Officer, which provides that he will receive certain payments and benefits if his employment is involuntarily terminated without “cause” or on account of a “constructive termination” (as such terms are defined in the employment agreement), at any time or, alternatively, within 60 days preceding, or two years following, a “change of control” of PMC (as defined in the employment agreement). In the event of a termination of employment for such reasons not in connection with a change of control, his agreement generally provides for a cash payment equal to the sum of one year of base salary, prior year STIP bonuses and 12 months of continued health and dental coverage, as well as accelerated vesting by 18 months of all outstanding equity awards and the extension to 12 months for the period to exercise outstanding and vested stock options. In the event of a qualifying termination of employment in connection with a change of control of PMC, his agreement generally provides for a cash payment equal to two times base salary, as well as a cash payment equal to the prior year STIP bonuses, the cost of 12 months of health insurance coverage, full acceleration of vesting of all outstanding equity awards and the extension to 12 months for the period to exercise stock options. We believe that it is appropriate to provide these severance benefits to our Chief Executive Officer in order to attract, motivate and retain a person with his experience in a highly cyclical business environment and to support us in achieving our strategic business objectives.

We have entered into change of control agreements with our other Named Executive Officers, excluding our Chief Executive Officer, which provide for certain payments and benefits if their employment with us is involuntarily terminated without “cause” or on account of a “construction termination” (as such terms are defined in the change of control agreement) in either case within 60 days preceding, or two years following, a “change of control” of PMC (as such term is defined in the change of control agreement). In the event of such a termination of employment in connection with a change of control, these agreements generally provide for 12 months of base salary continuation and health insurance coverage, an annual bonus payment payable over 12 months, as well as accelerated vesting of all outstanding equity awards and the extension of 12 month of the period to exercise outstanding and vested stock options. We believe that it is appropriate to provide these severance benefits under these circumstances to promote the stability and continuity of our executive management in connection with a change of control of PMC.

Under each of the foregoing arrangements, payments and benefits are subject to limitations to avoid unfavorable tax consequences under Sections 280G and 4999 of the Internal Revenue Code (the “Code”). We do not provide payments to reimburse our executive officers for additional taxes incurred (gross-ups) in connection with a change of control of PMC.

Information regarding applicable payments and benefits under such arrangements for the Named Executive Officers is provided under the heading “Potential Payments Upon Termination or a Change of Control” beginning on page 56.

Stock Ownership Guidelines

To directly align the interests of our executive officers with the interests of our stockholders, we maintain stock ownership guidelines that require that each executive officer, including each Named Executive Officer, retain a minimum ownership interest in the Company’s common stock. The amount of common stock that an executive officer must retain depends upon his or her position:

•	Our Chief Executive Officer is required to own and retain a minimum number of shares of common stock or RSUs covering shares of common stock with a total value equal to his annual base salary; and

•	Our other executive officers are required to own and retain a minimum number of shares of common stock or RSUs covering shares of common stock with a total value of at least $100,000.

Our Chief Executive Officer must satisfy his ownership guideline by the fifth anniversary of his first equity award, and our other executive officers must satisfy their ownership guideline by the fifth anniversary of his or her first RSU award.

Insider Trading Policy

Our revised insider trading policy prohibits our executive officers, including the Named Executive Officers, from holding Company securities in margin accounts. In addition, our executive officers and other persons on the executive staff or in key financial roles are subject to trading “black-out” periods and trading pre-clearance except with respect to trades made pursuant to an Exchange Act Rule 10b5-1 trading plan. Our insider trading policy is communicated quarterly to all employees worldwide with a reminder that trading on material, non-public information, including tipping, is prohibited at all times.

Say-on-Pay

The Board and PMC’s executive team value the opinions of our stockholders. At the 2011 annual meeting of our stockholders, more than 94% of the votes cast on the shareholder advisory vote proposal on our executive compensation program (“Say on Pay”) were in favor of our program. In addition, PMC’s Board of Directors recommended that future Say-on-Pay votes be held annually, and approximately 92% of the votes cast on the Say-on-Pay frequency vote proposal were in favor of holding a Say-on-Pay vote every year. As a result, the Board has adopted a policy of holding an annual advisory vote on PMC’s executive compensation program. The Board and Compensation Committee reviewed the results of the Say-on-Pay vote and in light of the vote outcome, decided to retain our general approach to executive compensation program. Accordingly, we did not make any changes to our executive compensation policies or practices as a direct result of the outcome of the favorable Say-on-Pay vote.

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its responsibilities, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides generally that we may not deduct remuneration of more than $1 million that is paid in any taxable year to our Chief Executive Officer and each of our other Named Executive Officers (other than our Chief Financial Officer). Remuneration in excess of $1 million may be deducted if, among other things, it qualifies as “performance-based compensation” within the meaning of the Code. The Committee monitors the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and is aware of the benefit of assuring that executive compensation qualifies for deductibility. The Committee desires to qualify our executive compensation for deductibility under applicable tax laws to the extent practicable. The Committee, in its judgment, may authorize compensation payments that do not comply with an exemption from the deductibility limit of Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and/or to ensure competitive levels of total compensation for our executive officers.

For purposes of Section 162(m), the compensation income realized upon the exercise of stock options granted under a stockholder-approved employee stock plan generally will be deductible so long as the awards are granted by a compensation committee whose members are non-employee directors and certain other conditions are satisfied, including that the exercise price of the stock option is not less than the fair market value of a share of our common stock on the date of grant. On the other hand, the compensation income realized upon the vesting of time-based RSUs will not be deductible to the extent that, when combined with the other remuneration received by a covered executive officer during a taxable year, the total amount exceeds $1 million.

Accounting for Stock-Based Compensation

We account for stock-based compensation, including our stock options and RSUs, in accordance with the requirements of FASB ASC Topic 718. This accounting guidance requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and RSUs, based on the grant date “fair value” of the awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards. This guidance also requires companies to recognize the compensation cost of their share-based payment awards in their income statements over the period that an executive officer is required to render service in exchange for the stock option or other award.

COMPENSATION COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that PMC specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Jonathan J. Judge, Chair
Michael R. Farese
Michael A. Klayko

The following table provides fiscal 2009, 2010 and 2011 compensation information for the Named Executive Officers, as defined above in the Introduction to the Compensation Discussion and Analysis.

SUMMARY COMPENSATION TABLE

For Fiscal Year Ended December 31, 2011

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Gregory S. Lang	2011	651,923		717,440	1,253,160	454,716	(3)	24,142	(4)	3,101,381
President, Chief Executive Officer	2010	630,000		595,700	1,475,190	738,360	(5)	45,831	(6)	3,485,081
	2009	630,000		521,700	952,380	480,000	(7)	14,289	(8)	2,598,369
Michael W. Zellner Vice President, Finance and Chief Financial Officer	2011	377,741		177,331	309,750	163,184	(9)	27,358	(10)	1,055,364
	2010	370,335		187,831	465,150	216,148	(11)	35,153	(12)	1,274,617
	2009	365,000		156,665	286,000	175,200	(13)	83,597	(14)	1,066,462
Colin C. Harris	2011	358,050	(15)	304,000	531,000	184,899	(16)	18,086	(17)	1,396,035
Vice President, Chief	2010	319,064	(18)	313,056	775,250	206,506	(19)	20,264	(20)	1,634,140
Operating Officer	2009	296,870	(21)	274,167	500,500	138,858	(22)	6,253	(23)	1,216,648
Travis Karr Vice President, General Manager, Enterprise	2011	293,948	(15)	202,669	354,000	107,330	(24)	6,999	(25)	964,945
	2010	257,478	(18)	187,831	465,150	139,111	(26)	6,594	(27)	1,056,164
	2009	223,806	(21)	141,000	257,400	90,105	(28)	6,018	(29)	718,329
Storage Division
Robert M. Liszt Vice President, Worldwide Sales	2011	307,431		177,331	309,750	128,084	(30)	16,523	(31)	939,119
	2010	296,358		214,669	531,600	183,391	(32)	16,598	(33)	1,242,616
	2009	290,000		188,002	343,200	127,600	(34)	16,076	(35)	964,878

(1)

Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the grant date fair value of the stock awards as determined in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of stock awards are set forth under the section entitled “Stock based-compensation” of PMC’s Annual Report on Form 10-K for fiscal year 2011 filed with the SEC on February 28, 2012. RSUs were awarded on May 25, 2011, May 25, 2010, and May 26, 2009.

(2)

Amounts shown do not reflect compensation actually received by the Named Executive Officer. Instead, the amounts shown are the grant date fair value of the option awards as determined in accordance with FASB ASC Topic 718. The assumptions used in the calculation of values of option awards are set forth under the section entitled “Stock based-compensation” of PMC’s Annual Report on Form 10-K for fiscal year 2011 filed with the SEC on February 28, 2012.

(3)	Includes STIP bonus of $219,390 earned in third and fourth quarters of 2011, which was awarded in the first quarter of 2012.
(4)

This amount consists of: (a) $17,832 in multi-jurisdictional tax preparation services, (b) $5,500 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan, and (c) $810 in life insurance premiums.

(5)	Includes STIP bonus of $305,235 earned in third and fourth quarters of 2010, which was awarded in the first quarter of 2011.
(6)

This amount consists of: (a) $13,800 in multi-jurisdictional tax preparation services, (b) $5,500 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan, (c) $810 in life insurance premiums, (d) $1,154 toward health benefits, and (e) $24,567 to reimburse the individual for incremental personal tax liability in 2010.

(7)	Includes STIP bonus of $330,000 earned in third and fourth quarters of 2009, which was awarded in the first quarter of 2010.
(8)

This amount consists of: (a) $10,001 in tax preparation services, (b) $1,978 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan, (c) $1,500 toward health benefits, and (d) $810 in life insurance premiums.

(9)	Includes STIP bonus of $72,162 earned in third and fourth quarters of 2011, which was awarded in the first quarter of 2012.
(10)

This amount consists of: (a) $10,470 in multi-jurisdictional tax preparation services, (b) $5,500 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan, (c) $2,323 in life insurance premiums, and (e) $9,065 to reimburse the individual for incremental personal tax liability in 2011.

(11)	Includes STIP bonus of $86,298 earned in third and fourth quarters of 2010, which was awarded in the first quarter of 2011.
(12)

This amount consists of: (a) $14,629 in multi-jurisdictional tax preparation services, (b) $5,500 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan, (c) $2,322 in life insurance premiums, (d) $1,154 toward health benefits, and (e) $11,548 to reimburse the individual for incremental personal tax liability in 2010.

(13)	Includes STIP bonus of $120,450 earned in third and fourth quarters of 2009, which was awarded in the first quarter of 2010.
(14)

This amount consists of: (a) $18,392 in multi-jurisdictional tax preparation services, (b) $5,500 of employer matching of the individual’s contributions under the tax-qualified 401(k) plan, (c) $1,242 in life insurance premiums, (d) $1,500 toward health benefits, and (e) $56,963 to reimburse the individual for incremental personal tax liability for 2007 ($27,026) and 2008 ($4,672) arising from performing work in Canada.

(15)

The Named Executive Officer is paid in Canadian Dollars so reported amounts will vary depending upon the exchange rate then in effect. For 2011, the average hedged exchange rate for this calculation was 1.01.

(16)	Includes STIP bonus of $85,632 earned in third and fourth quarters of 2011, which was awarded in the first quarter of 2012.
(17)

This amount consists of: (a) $11,089 in multi-jurisdictional tax preparation services, (b) $642 in life insurance premiums, (c) $1,426 toward health benefits, and (d) $4,927 of employer matching of the individual’s contributions under the tax-qualified Canadian Registered Retirement Savings Plan (“RRSP”).

(18)

The Named Executive Officer is paid in Canadian Dollars so reported amounts will vary depending upon the exchange rate then in effect. For 2010, the average hedged exchange rate for this calculation was 1.06.

(19)	Includes STIP bonus of $89,731 earned in third and fourth quarters of 2010, which was awarded in the first quarter of 2011.
(20)

This amount consists of: (a) $2,529 in multi-jurisdictional tax preparation services, (b) $567 in life insurance premiums, (c) $1,343 toward health benefits and (d) $4,737 of employer matching of the individual’s contributions under the tax-qualified Canadian Registered Retirement Savings Plan (“RRSP”), and (e) $11,088 to reimburse the individual for incremental personal tax liability in 2010.

(21)

The Named Executive Officer is paid in Canadian Dollars so reported amounts will vary depending upon the exchange rate then in effect. For 2009, the average hedged exchange rate for this calculation was 1.12.

(22)	Includes STIP bonus of $99,231 earned in third and fourth quarters of 2009, which was awarded in the first quarter of 2010.
(23)	This amount consists of: (a) $622 in life insurance premiums, (b) $1,159 toward health benefits and (c) $4,472 of employer matching of the individual’s contributions under RRSP.
(24)	Includes STIP bonus of $47,893 earned in third and fourth quarters of 2011, which was awarded in the first quarter of 2012.
(25)	This amount consists of: (a) $528 in life insurance premiums, (b) $1,543 toward health benefits and (c) $4,928 of employer matching of the individual’s contributions under RRSP.
(26)	Includes STIP bonus of $70,618 earned in third and fourth quarters of 2010, which was awarded in the first quarter of 2011.
(27)	This amount consists of: (a) $454 in life insurance premiums, (b) $1,403 toward health benefits and (c) $4,737 of employer matching of the individual’s contributions under RRSP.
(28)	Includes STIP bonus of $64,182 earned in third and fourth quarters of 2009, which was awarded in the first quarter of 2010.
(29)	This amount consists of: (a) $468 in life insurance premiums, (b) $1,142 toward health benefits and (c) $4,408 of employer matching of the individual’s contributions under RRSP.

(30)	Includes STIP bonus of $61,240 earned in third and fourth quarters of 2011, which was awarded in the first quarter of 2012.
(31)

This amount consists of: (a) $2,323 in life insurance premiums, (b) $5,500 of employer matching of the individual’s contributions under the tax-qualified 401(k) Plan, and (d) $8,700 in automobile allowances.

(32)	Includes STIP bonus of $76,259 earned in third and fourth quarters of 2010, which was awarded in the first quarter of 2011.
(33)

This amount consists of: (a) $1,244 in life insurance premiums, (b) $5,500 of employer’s matching of the individual’s contributions under the tax-qualified 401(k) Plan, (c) $1,154 in health benefits, and (d) $8,700 in automobile allowances.

(34)	Includes STIP bonus of $87,725 earned in third and fourth quarters of 2009, which was awarded in the first quarter of 2010.
(35)

This amount consists of: (a) $1,242 in life insurance premiums, (b) $4,634 of employer matching of the individual’s contributions under the tax-qualified 401(k) Plan, (c) $1,500 in health benefits, and (d) $8,700 in automobile allowances.

The Company provides the Named Executive Officers with no perquisites or personal benefits during or after the officer’s employment, except as disclosed in this Proxy Statement.

The following tables show for the fiscal year ended December 31, 2011 certain information regarding options and other plan-based awards granted to the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS

For Fiscal Year Ended December 31, 2011

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option or Stock Awards ($/share)	Grant Date Fair Value of Stock and Option Awards ($)(1)(2)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Gregory S. Lang			651,923	1,303,846
President, Chief Executive Officer	4/5/2011					424,800	$7.22	1,253,160
	5/25/2011				94,400		—	717,440
Michael W. Zellner			226,645	453,289
Vice President, Finance and Chief Financial Officer	4/5/2011					105,000	$7.22	309,750
	5/25/2011				23,333		—	177,331
Colin C. Harris			257,835	515,669
Vice President, Chief Operating Officer	4/5/2011					180,000	$7.22	531,100
	5/25/2011				40,000		—	304,000
Travis Karr			151,196	302,391
Vice President, General Manager, Enterprise	4/5/2011					120,000	$7.22	354,000
Storage Division	5/25/2011				26,667		—	202,669
Robert M. Liszt			169,087	338,174
Vice President, Worldwide Sales	4/5/2011					105,000	$7.22	309,750
	5/25/2011				23,333		—	177,331

(1)

The value of option awards is based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718. The exercise price for all options granted to the Named Executive Officers is 100% of the fair market value of the shares on the grant date. The option exercise price has not been deducted from the amounts indicated above. Regardless of whatever value is placed on a stock option on the grant date, the actual value of the option will depend on the market value of PMC’s Common Stock at such date in the future when the option is exercised. The proceeds to be paid to the individual following this exercise do not include the option exercise price.

(2)

The value of the stock awards is based on the fair value of the grant date of such awards determined pursuant to FASB ASC Topic 718. The price of the awards in the form of RSUs to the Named Executive Officers is 100% of the fair market value of the shares on the award date. Regardless of whatever value is placed on an award (Restricted Stock Unit), the actual value of the award will depend on the market value of PMC’s Common Stock at such date in the future when the award vests.

(3)	There are no estimated future payouts under any equity incentive plan awards for any of PMC’s Named Executive Officers.

OUTSTANDING EQUITY AWARDS AT FISCAL 2011 YEAR-END

The following table set forth certain information concerning outstanding equity awards held by the Named Executive Officers at the end of the fiscal year ended December 31, 2011:

	Option Awards(1)					Stock Awards(8)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(9)	Market Value of Shares or Units of Stock That Have Not Vested ($)(10)
Gregory S. Lang	1,433,333	166,667	(2)	$8.06	5/6/2018
President, Chief Executive Officer	228,937	104,063	(3)	$4.98	3/3/2019
	138,750	194,250	(4)	$9.06	4/6/2020
	—	424,800	(5)	$7.22	4/5/2021
						50,000	$275,500
						37,000	$203,870
						74,000	$407,740
						94,400	$520,144
Michael W. Zellner	255,000	—		$7.07	4/3/2017
Vice President, Finance and	84,375	5,625	(6)	$4.79	3/4/2018
Chief Financial Officer	68,750	31,250	(3)	$4.98	3/3/2019
	43,750	61,250	(4)	$9.06	4/6/2020
	—	105,000	(5)	$7.22	4/5/2021
						5,000	$27,550
						11,110	$61,216
						23,333	$128,565
						23,333	$128,565
Colin C. Harris	100,000	—		$20.13	12/29/2013
Vice President, Chief	50,000	—		$9.00	10/20/2014
Operating Officer	62,500	—		$7.87	4/18/2015
	62,500	—		$10.14	7/18/2015
	62,500	—		$7.83	10/18/2015
	62,500	—		$9.29	1/18/2016
	50,000	—		$10.97	3/7/2016
	50,000	—		$9.07	6/7/2016
	50,000	—		$6.37	9/7/2016
	50,000	—		$7.54	12/7/2016
	90,000	—		$6.35	3/6/2017
	72,500	7,500	(6)	$4.79	3/4/2018
	120,312	54,688	(3)	$4.98	3/3/2019
	72,916	102,084	(4)	$9.06	4/6/2020
	—	180,000	(5)	$7.22	4/5/2021
						6,666	$36,730
						19,444	$107,136
						38,889	$214,278
						40,000	$220,400

	Option Awards(1)					Stock Awards(8)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(9)	Market Value of Shares or Units of Stock That Have Not Vested ($)(10)
Travis Karr	18,000	—		$20.13	12/29/2013
Vice President, General	12,500	—		$10.97	3/7/2016
Manager, Enterprise	12,500	—		$9.07	6/7/2016
Storage Division	2,084	—		$6.37	9/7/2016
	2,084	—		$7.54	12/7/2016
	9,375	2,813	(6)	$4.79	3/4/2018
	5,000	5,000	(7)	$5.94	10/7/2018
	18,750	28,125	(3)	$4.98	3/3/2019
	43,750	61,250	(4)	$9.06	4/6/2020
	—	120,000	(5)	$7.22	4/5/2021
						2,500	$13,775
						1,333	$7,345
						10,000	$55,100
						23,333	$128,565
						26,667	$146,935
Robert M. Liszt	225,000	—		$10.56	3/9/2016
Vice President,	40,000	—		$6.35	3/6/2017
Worldwide Sales	62,500	7,500	(6)	$4.79	3/4/2018
	62,500	37,500	(3)	$4.98	3/3/2019
	50,000	70,000	(4)	$9.06	4/6/2020
	—	105,000	(5)	$7.22	4/5/2021
						6,666	$36,730
						13,333	$73,465
						26,667	$146,935
						23,333	$128,565

(1)	None of PMC’s Named Executive Officers have any unearned stock option grants.
(2)

Stock options vest at the rate of twenty-five percent (25%) of the total number of shares subject to the option at the end of May 6, 2009 and 1/48th of the total number of shares vest monthly thereafter.

(3)

Stock options vest at the rate of twenty-five percent (25%) of the total number of shares subject to the option at the end of March 3, 2010 and 1/48th of the total number of shares vest monthly thereafter.

(4)

Stock options vest at the rate of twenty-five percent (25%) of the total number of shares subject to the option at the end of April 6, 2011 and 1/48th of the total number of shares vest monthly thereafter.

(5)

Stock options vest at the rate of twenty-five percent (25%) of the total number of shares subject to the option at the end of April 5, 2012 and 1/48th of the total number of shares vest monthly thereafter.

(6)

Stock options vest at the rate of twenty-five percent (25%) of the total number of shares subject to the option at the end of March 4, 2009 and 1/48th of the total number of shares vest monthly thereafter.

(7)

Stock options vest at the rate of twenty-five percent (25%) of the total number of shares subject to the option at the end of October 7, 2009 and 1/48th of the total number of shares vest monthly thereafter.

(8)	None of PMC’s Named Executive Officers have any unearned stock award grants.
(9)

Stock awards in the form of Restricted Stock Units: fifty percent (50%) of the shares shall vest on the second anniversary of the grant date; twenty-five percent (25%) of the shares shall vest upon each of the third and fourth anniversaries of the grant date.

(10)	Based on the closing price of PMC’s common stock on the NASDAQ Global Select Market as of December 30, 2011 ($5.51).

OPTION EXERCISES AND STOCK VESTED

For Fiscal Year Ended December 31, 2011

The following table shows for the fiscal year ended December 31, 2011, certain information regarding options exercised by and stock awards vesting with respect to the Named Executive Officers.

	Option Awards		Stock Awards
Name of Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1)($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2)($)
Gregory S. Lang President, Chief Executive Officer			87,000	$670,550
Michael W. Zellner Vice President, Finance and Chief Financial Officer			30,278	$231,418
Colin C. Harris Vice President, Chief Operating Officer			31,112	$238,424
Travis Karr Vice President, General Manager, Enterprise Storage Division	20,896	$51,144	13,833	$103,127
Robert M. Liszt Vice President, Worldwide Sales			23,334	$179,005

(1)

Value Realized on Exercise for Option Awards equals the difference between the option exercise price and the fair market value of the Company’s common stock on the date of exercise, multiplied by the number of shares for which the option was exercised.

(2)	Value Realized on Vesting for Stock Awards equals the fair market value of the Company’s common stock on the vesting date, multiplied by the number of shares that vested on that date.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE OF CONTROL

In connection with the expiration of the Company’s prior employment agreement with Gregory S. Lang, our President and Chief Executive Officer, the Company entered into a new employment agreement with Mr. Lang on April 28, 2011. That agreement was amended and restated to provide Mr. Lang with a health care benefit in the event of his separation in connection with a change of control, aligning Mr. Lang’s agreement with the change of control agreements between the Company and its other Named Executive Officers. The April 28, 2011 agreement was filed with the SEC on May 9, 2011 on a Current Report on Form 8-K and the amended and restated agreement was filed as an exhibit to the Company’s Annual Report on Form 10-K filed on February 28, 2012. The form of change of control agreement pertaining to the Company’s other Named Executive Officers was filed with the SEC on December 16, 2011 on a Current Report on Form 8-K.

Change of Control Agreements

Apart from payment of the executive officer’s accrued and unpaid base salary and accrued and unused vacation pay, which are payable upon termination at any time for any reason whatsoever, each Named Executive Officer’s compensation and benefits upon termination without “cause” or a “constructive termination” (as such terms are defined in the agreement applicable to each Named Executive Officer) occurring 60 days prior to or two years following a “change in control,” (as defined in the agreement applicable to each Named Executive Officer) are described below, and are subject to applicable withholdings:

For Mr. Lang (pursuant to the terms of his employment agreement):

1.	A lump sum cash payment equal to two times his then current base salary;

2.

A lump sum cash payment equal to the total of all bonuses received by the Chief Executive Officer under the STIP for the last periods totaling twelve months immediately preceding the Chief Executive Officer’s date of termination of employment;

3.	The cost of health insurance coverage for a period of 12 months;

4.

Full acceleration of vesting of all options and RSUs that are outstanding and unvested as of the date of the Chief Executive Officer’s “separation from service” (as such term is defined under Section 409A of the Code); and

5.	Twelve months from the date of his separation from service to exercise all vested options or the remaining term of such options, whichever is shorter;

For Each of the Other Named Executive Officers (pursuant to the terms of each of their Change of Control Agreements):

1.	Cash payment equal to one times his then current base salary, payable in a series of 12 equal monthly installments;

2.	Cash payment equal to the sum of the most recent mid-year and year-end bonus amounts paid to the executive under the STIP, payable in series of 12 equal monthly installments;

3.	The cost of health insurance coverage for a period of 12 months;

4.	Full acceleration of vesting of all option and RSUs that are outstanding and unvested as of the date of separation of service; and

5.	Twelve months from the date of separation of service to exercise all vested options or the remaining term of the option, whichever is shorter.

In the event that any of the foregoing payments and benefits would be deemed to be parachute payments with respect to any of the Named Executive Officers, each of the Chief Executive Officer’s employment agreement and the Named Executive Officer’s and other executive officer’s change of control agreements provide that payments and benefits will be reduced to maximize the executive’s net after tax benefit (after taking into account any excise taxes payable under Section 4999 of the Code.)

The Chief Executive Officer’s and other Named Executive Officers’ receipt of compensation and benefits under the employment agreement or change of control agreements (as applicable) is conditioned, in all cases, upon receipt of a release of claims and adherence to certain restrictive covenants.

For each of the Chief Executive Officer and Named Executive Officers, actions constituting “cause,” include, for instance, gross dereliction of duties that persist after at least two notices thirty days apart, willful and gross misconduct that injures PMC, willful and material violation of laws applicable to PMC, embezzlement or theft, and a commission of a felony.

A “change of control,” may occur upon any of the following events:

(a)	any person or group other than PMC or its subsidiary becoming a beneficial owner of PMC securities representing 50% or more of the combined voting power of PMC’s then outstanding securities;

(b)

a sale or merger of the Company which results in the holders of PMC securities representing all voting power for the election of directors before the transaction holding less than a majority of the total voting power for the election of directors of the acquiring or surviving entity;

(c)	the issuance of securities which would give a person or group beneficial ownership of PMC securities representing 50% or more of the all of the voting power for the election of directors; or

(d)	a change in the Board such that the incumbent directors and nominees of the incumbent directors are no longer a majority of the total number of directors.

A “constructive termination” generally means the executive officer’s resignation following the occurrence of any of the following events without executive’s approval: a material reduction in executive’s base salary or target bonus (other than a reduction that is implemented across-the-board to all employees at executive’s level, with respect to the Named Executive Officers except Mr. Lang); a material reduction in authority or responsibilities (other than as a result of a transfer to a subsidiary of the Company, with respect to the Named Executive Officers except Mr. Lang), or the requirement that the executive officer relocate more than 100 miles, not including a relocation from either PMC’s primary locations in Burnaby, British Columbia or Sunnyvale, California to the other primary location.

A “separation from service” means the cessation of the executive officers’ status as an employee of the Company and shall be deemed to occur at such time as the level of the bona fide services the individual is to perform as an employee (or as a consultant or other independent contractor) permanently decreases to a level that is not more than twenty percent of the average level of services such executive officer rendered as an employee during the immediately preceding thirty-six months, or as otherwise determined by the applicable standards of the Treasury Regulations issued under Section 409A of the Code.

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of the serving Named Executive Officers. Payments and benefits are estimated assuming that the triggering event took place on the last business day of fiscal 2011 (December 30, 2011), and the price per share of our common stock is the closing price on the NASDAQ Global Select market as of that date ($5.51). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct.

Name	Type of Benefit	Constructive Termination or Involuntary Termination Other Than For Cause Within 60 Days Before or 24 Months After a Change of Control ($)
Gregory S. Lang President, Chief Executive Officer	Base Salary Payment	1,320,000
	Bonus (STIP) Payment	454,716
	Vesting Acceleration(1)	1,462,407

	Total Termination Benefits:	3,237,123

Michael W. Zellner Vice President, Finance and Chief Financial Officer	Base Salary Payment	379,746
	Bonus (STIP) Payment	163,184
	Health Insurance Payment	27,877
	Vesting Acceleration(2)	139,743

	Total Termination Benefits:	710,550

Colin C. Harris Vice President, Chief Operating Officer	Base Salary Payment	377,576
	Bonus (STIP) Payment	184,899
	Health Insurance Payment	1,266
	Vesting Acceleration(2)	226,027

	Total Termination Benefits:	789,768

Travis Karr Vice President, General Manager, Enterprise Storage Division	Base Salary Payment	309,978
	Bonus (STIP) Payment	107,330
	Health Insurance Payment	1,267
	Vesting Acceleration(2)	126,905

	Total Termination Benefits:	545,480

Robert M. Liszt Vice President, Worldwide Sales	Base Salary Payment	310,648
	Bonus (STIP) Payment	128,084
	Health Insurance Payment	27,877
	Vesting Acceleration(2)	168,235

	Total Termination Benefits:	634,844

(1)	Reflects accelerated vesting in full of all equity awards that are unvested as of the date of separation from service.
(2)	Reflects accelerated vesting in full of all equity awards that are unvested as of the date of separation from service.

CEO Severance Upon a Termination of Employment—Not in Connection with Change of Control

If Mr. Lang is terminated without cause or resigns due to a constructive termination not connected with a change of control, Mr. Lang is entitled to the following:

1.	A cash payment equal to the aggregate of:

a.	one times his then current base salary;

b.	the total of all bonuses received by Mr. Lang under STIP for the last periods totaling twelve months immediately preceding Mr. Lang’s actual or constructive termination; and

c.	the cost of health insurance coverage for a period of 12 months.

2.	Acceleration in vesting by eighteen months of options and RSUs that are outstanding and unvested as of the date of Mr. Lang’s separation from service.

3.	Twelve months from the date of his separation from service to exercise all vested options or the remaining term of such options, whichever is shorter.

The cash payment amounts are payable in a lump sum within a 90 day period following the date of Mr. Lang’s separation from service.

The following table provides information concerning the estimated payments and benefits that would be provided to Mr. Lang assuming such a qualifying termination of employment not in connection with a change of control took place on the last business day of fiscal 2011 (December 30, 2011), using the closing price per share of our common stock on the NASDAQ Global Select Market as of that date ($5.51). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumptions used to estimate potential payments and benefits are not correct.

Name	Type of Benefit	Constructive Termination or Involuntary Termination Other Than For Cause ($)
Gregory S. Lang	Base Salary Payment	660,000
President, Chief Executive Officer	Bonus (STIP) Payment	454,716
	Health and Dental Insurance Payment	12,433
	Acceleration Vesting(1)	1,100,400

	Total Termination Benefits:	2,227,549

(1)	Reflects accelerated vesting by eighteen months of all equity awards that are unvested as of the date of the separation from service.

Director Change of Control

In addition, directors have a change of control benefit whereby, immediately prior to the effective date of a “change of control” (as described above), all options and RSUs held by our directors, with the exception of Mr. Lang, that are outstanding and unvested as of such date will become fully vested. Mr. Lang does not receive equity grants for service as a director. Benefits he receives in connection with a change in control are stated above.

If a change of control were to have occurred on the last business day of fiscal 2011 (December 30, 2011), and assuming the price per share of our common stock is the closing price on the NASDAQ Global Select Market as of that date ($5.51), the estimated value from the full acceleration of outstanding equity benefits as of that date would be $29,005 for each of PMC’s directors, excluding Messrs. Klayko, Lang, and Nottenburg. For Messrs. Klayko and Nottenburg, the estimated value from the full acceleration of outstanding equity benefits as of that date would be $98,745.There can be no assurance that a triggering event would produce the same or similar results as those estimated if such event occurs on any other date or at any other price, or if any other assumptions used to estimate potential payments and benefits are not correct.

The form of arrangement pertaining to the directors’ change of control benefit was filed on February 24, 2010 with the SEC as Exhibit 10.13 to PMC’s Annual Report on Form 10-K for the fiscal year ended December 27, 2009.

POLICIES AND PROCEDURES WITH RESPECT TO RELATED PARTY TRANSACTIONS

PMC’s Audit Committee Charter requires that members of the Audit Committee, all of whom are independent directors, review and approve or ratify all related party transactions for which such approval is required under applicable law, including SEC and NASDAQ rules. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which PMC is a participant and in which any related party (including our directors, executive officers, certain of our stockholders and their immediate family members) has or will have a direct or indirect material interest.

On February 1, 2007, the Board approved PMC’s Related Party Transaction Policies and Procedures (the “Policy”), that outlines procedures for approving any material transaction in which PMC and a related party are participants, including any transaction with a related party in which the aggregate amount involved is expected to exceed $120,000.

The Policy provides that the Audit Committee shall review the material facts of the transaction and either approve or ratify, or disapprove, the transaction, subject to certain exceptions described below. In determining whether to approve or ratify a related party transaction, the Audit Committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. Certain transactions are deemed to be pre-approved by the Audit Committee under the terms of the Policy, including:

•	any arrangement relating to executive officer or director compensation (so long as it will be described in PMC’s proxy statement);

•

any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2% of that company’s total annual revenues;

•

any charitable contribution by PMC to a charitable organization or university at which a related party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2% of the charitable organization’s total annual receipts;

•

any transaction where the related person’s interest arises solely from the ownership of the PMC’s common stock and all holders of common stock received the same benefit on a pro rata basis (e.g. dividends);

•	any transaction involving a related party where the rates or charges involved are determined by competitive bids;

•

any transaction with a related party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority; and

•	any transaction with a related party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

In addition, the Board has delegated to the Chair of the Audit Committee the authority to pre-approve or ratify, as applicable, any transaction with a related party in which the aggregate amount involved is expected to be less than $1,000,000.

There were no related party transactions required to be disclosed since the beginning of 2011. All related party transactions shall be disclosed in PMC’s applicable filings with the SEC as required under SEC rules.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2011, the following directors were members of PMC’s Compensation Committee: Michael R. Farese and Jonathan J. Judge (Chair). None of the Compensation Committee’s members has at any time been an officer or employee of PMC.

None of PMC’s Named Executive Officers serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on PMC’s Board or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires PMC’s executive officers and directors, and persons who own more than 10% of PMC’s common stock, to file reports regarding ownership of, and transactions in, PMC’s securities with the SEC and to provide PMC with copies of those filings. Based solely on its review of the copies of such forms received by PMC, or written representations from certain reporting persons, PMC believes that during fiscal year 2011, each of the reporting persons complied with all applicable Section 16(a) filing requirements.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that PMC specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed PMC’s audited consolidated financial statements and discussed them with management.

2.

The Audit Committee has discussed with Deloitte & Touche LLP, PMC’s independent auditors during the 2011 fiscal year, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1.AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

3.

The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence.

Based on the review and discussions referred to in paragraphs 1-3 above, the Audit Committee recommended to the Board that PMC’s audited consolidated financial statements be included in PMC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

THE AUDIT COMMITTEE

William H. Kurtz, Chair
Richard E. Belluzzo Richard N. Nottenburg

GAAP TO NON-GAAP RECONCILIATION FOR

FINANCIAL MEASURES NOTED IN

EXECUTIVE COMPENSATION SECTION

Following is the GAAP to non-GAAP reconciliation for financial measures noted in the Fiscal 2011 Business Results of the Compensation Discussion and Analysis Section beginning at page 35 of this proxy statement (in millions, except per share amounts):

	For the year ended
	December 31, 2011	December 26, 2010
GAAP operating income	$52.8	$108.6
Stock-based compensation	27.1	21.9
Acquisition-related costs	12.9	7.9
Asset impairment	3.0	4.9
Lease exit (recovery) cost	2.8	—
Amortization of purchased intangible assets	44.1	29.9
Restructuring costs and other charges	—	0.4

Non-GAAP operating income	$142.7	$173.7

GAAP net income	$84.7	$83.2
Stock-based compensation	27.1	21.9
Acquisition-related costs	12.9	7.9
Asset impairment	3.0	4.9
Lease exit (recovery) cost	2.8	—
Amortization of purchased intangible assets	44.1	29.9
Restructuring costs and other charges	—	0.4
Revaluation of liability on contingent consideration	(29.4)	—
Foreign exchange loss (gain) on foreign tax liabilities	(0.6)	1.8
Accretion of debt discount related to senior convertible notes	3.5	3.2
Accretion of liability for contingent consideration	1.2	—
Interest expense related to short-term loan	0.3	1.1
Recovery of impairment on investment securities and other	(0.5)	(3.8)
Gain on investment in Wintegra, Inc.	—	(4.5)
(Recovery of) provision for income taxes	(7.1)	22.4

Non-GAAP net income	$142.0	$168.6

GAAP net income per share—diluted	$0.36	$0.35

Non-GAAP net income per share—diluted	$0.60	$0.72

OTHER MATTERS

The Board of Directors knows of no other matter that will be presented for consideration at the 2012 Annual Meeting of Stockholders. If any other matter is properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matter in accordance with their best judgment.

By Order of the Board of Directors,

Jonathan J. Judge
Chairman of the Board of Directors
March 23, 2012

Appendix A

PMC-SIERRA, INC.

2008 EQUITY PLAN

(as Amended and Restated on February 9, 2012)

The following constitute the provisions of the PMC-Sierra, Inc. 2008 Equity Plan, as amended and restated on February 9, 2012, subject to and effective as of the approval by the Company’s stockholders at the Company’s 2012 Annual Meeting of Stockholders (the “Effective Date”):

1. Purposes of the Plan. The purposes of this Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Consultants and Directors, and

•	to promote the success of the Company’s business.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the particular entity, whether the Compensation Committee or other Committee which is authorized to administer the Plan in accordance with Section 5 with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the Plan with respect to the persons under its jurisdiction.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Award.

(d) “Awards” means Options, Stock Appreciation Rights, Stock Awards, Restricted Stock Units, Dividend Equivalent Rights and Performance-Based Awards.

(e) “Board” means the Board of Directors of the Company.

(f) “Change of Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two (2)-year period, as a result of which less than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50% ) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board or the Compensation Committee in accordance with Section 5 of the Plan.

(i) “Common Stock” means the Common Stock of the Company.

(j) “Compensation Committee” means the Compensation Committee of the Board. To the extent necessary and desirable, the Compensation Committee shall be composed entirely of individuals who meet the qualifications referred to in Section 162(m) of the Code and Rule 16b-3 under the Exchange Act.

(k) “Company” means PMC-Sierra, Inc., a Delaware corporation.

(l) “Consultant” means a consultant or independent contractor engaged by the Company or a Parent or Subsidiary to render services.

(m) “Continuous Status as an Employee, Consultant or Director” means that the employment, consulting or director relationship with the Company or any Parent or Subsidiary is not interrupted or terminated. For purposes of the Plan, a Participant shall be deemed to cease to be in Continuous Status as an Employee, Consultant or Director immediately upon the occurrence of the either of the following events: (i) the Participant no longer performs services in any of the foregoing capacities for the Company or any Parent or Subsidiary or (ii) the entity for which the Participant is performing such services ceases to remain a Parent or Subsidiary of the Company, even though the Participant may subsequently continue to perform services for that entity. Continuous Status as an Employee, Consultant or Director shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that if such leave exceeds three (3) months, then for purposes of determining the period within which an Incentive Stock Option may be exercised as such under the federal tax laws, the Employee’s employment shall be deemed to cease on the first day immediately following the expiration of such three (3)-month period and the option will be treated for tax purposes as a Nonstatutory Stock Option unless the Employee is provided with the right to employment following such leave by written contract or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor. Except to the extent required by law or expressly authorized by the Administrator or by the Company’s written policy on leaves of absence, no service credit shall be given for vesting purposes for any period the Participant is on a leave of absence. Notwithstanding the foregoing, the Administrator may determine that other interruptions or terminations in the employment, consulting or director relationship with the Company or any Parent or Subsidiary not specified in this Section shall not constitute an interruption in the Continuous Status as an Employee, Consultant or Director.

(n) “Director” means a member of the Board or a member of the board of directors of any Parent or Subsidiary of Company.

(o) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(p) “Dividend Equivalent Rights” means the dividend equivalent rights that may be granted under Section 13 of the Plan.

(q) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as such price is reported by the National Association of Securities Dealers (if primarily traded on the Nasdaq Global Select Market) or as officially quoted in the composite tape of transactions on any other stock exchange with the greatest volume of trading in Common Stock on the date of determination (or, if no closing sales price was reported on that date, on the last preceding trading date such closing sales price was reported) at the end of regular hours trading, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System, (but not on the National Market System thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last preceding date such prices were reported), at the end of regular hours trading as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(t) “Family Member” means, with respect to a particular Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

(u) “Full Value Award” means any Award other than an Option or a Stock Appreciation Right.

(v) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(w) “Misconduct” means (i) engaging in financial fraud; (ii) embezzling property of the Company and/or any Parent or Subsidiary; (iii) non-payment of an obligation owed to the Company; (iv) breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company (and/or Parent or Subsidiary); (v) engaging in any activity for, or affiliating with, any competitor of the Company and/or any Parent or Subsidiary; (vi) theft of trade secrets or unauthorized disclosure of any confidential information or trade secret of the Company and/or any Parent or Subsidiary; or (vii) engaging in conduct that is a violation of securities laws, antitrust and unfair competition laws, the Foreign Corrupt Practices Act, other laws, or which conduct puts the Company and/or any Parent or Subsidiary at substantial risk of violating such laws. The Administrator, in its sole discretion, shall determine if a Participant’s termination of Continuous Status as an Employee, Consultant or Director is for “Misconduct”.

(x) “1994 Plan” means the PMC-Sierra, Inc. 1994 Incentive Stock Plan.

(y) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(z) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(aa) “Option” means a stock option granted pursuant to Section 8 of the Plan.

(bb) “Optionee” means an Employee, Consultant or Director who holds an outstanding Option.

(cc) “Outside Director” shall mean a Director who is not an Employee of the Company.

(dd) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(ee) “Participant” means any person who is granted an Award under the Plan.

(ff) “Performance-Based Awards” means those performance-based awards granted pursuant to Section 14 of the Plan.

(gg) “Plan” means this 2008 Equity Plan as amended and restated on February 9, 2012.

(hh) “Predecessor Plans” means the 1994 Plan and the 2001 Plan.

(ii) “Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 11 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(kk) “Section 162(m)” means Section 162(m) of the Code and the regulations promulgated thereunder.

(ll) “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

(mm) “Stock Appreciation Right” means a stock appreciation right granted pursuant to Section 12 of the Plan.

(nn) “Stock Award” means a stock award granted pursuant to Section 10 of the Plan.

(oo) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

(pp) “2001 Plan” means the PMC-Sierra, Inc. 2001 Stock Option Plan.

3. Awards. The following types of Awards may be granted under the Plan: (i) Options; (ii) Stock Appreciation Rights; (iii) Stock Awards; (iv) Restricted Stock Units; (v) Performance-Based Awards; and (vi) Dividend Equivalent Rights.

4. Stock Subject to the Plan. The stock issuable under the Plan shall be Shares that are authorized but unissued or reacquired Shares including Shares repurchased by the Company in the open market. Subject to the provisions of Section 16 of the Plan, up to 39,500,000 shares of our common stock may be issued under the Plan. Such share reserve shall be comprised of (i) up to 21,665,825 Shares available for issuance under the Predecessor Plans (excluding Shares subject to outstanding awards under such plans) as of the Effective Date, plus (ii) 8,334,175 Shares available for issuance under the Plan prior to the amendment approved by the Board on February 9, 2012, plus (iii), an additional 9,500,000 shares approved on February 9, 2012 by the Board. Any Shares issued upon the exercise of Options or Stock Appreciation Rights shall reduce the share reserve by one share for every Share so issued. Any Shares issued pursuant to Stock Awards or Restricted Stock Units for cash consideration per Share or unit less than 100% of Fair Market Value per Share on the Award date shall reduce the share reserve by 1.6 shares for every one Share subject thereto. The Plan shall serve as the successor to the Predecessor Plans, and no further awards shall be made under the Predecessor Plans on or after the Effective Date. However, awards outstanding under the Predecessor Plans on the Effective Date shall continue in full force and effect in accordance with their terms, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of those awards with respect to their acquisition of Shares thereunder. To the extent any options or restricted stock units outstanding under the Predecessor Plans on the Effective Date subsequently expire or terminate unexercised or without the issuance of Shares thereunder, the number of Shares subject to those expired or terminated awards shall be added to the share reserve under this Plan and shall accordingly be available for issuance hereunder, up to a maximum of an additional 15,000,000 Shares.

Shares subject to outstanding Awards under the Plan shall be available for subsequent issuance under the Plan to the extent those Awards expire or terminate for any reason prior to the issuance of the Shares subject to those Awards. Unvested Shares issued under the Plan and subsequently forfeited or repurchased by the Company, at a price per share not greater than the original issue price paid per share, shall be added back to the number of Shares reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance. To the extent that a Share that was subject to an Award that counted as 1.6 Shares against the Plan reserve is added back into the Plan upon termination or expiration of the Award or repurchase or forfeiture of the Shares, the Plan shall be credited with 1.6 Shares. Should the exercise price of an Option be paid with Shares, then the authorized reserve of Shares under the Plan shall be reduced by the gross number of Shares for which the Option is exercised. Upon the exercise of any Stock Appreciation Right, the share reserve shall be reduced by the gross number of Shares for which the Stock Appreciation Right is exercised. If Shares otherwise issuable under the Plan are withheld by the Company in satisfaction of the withholding taxes incurred in connection with the issuance, vesting or exercise of an Award or the issuance of Shares thereunder, then the number of Shares available for issuance under the Plan shall be reduced on the basis of the gross number of shares issuable, vesting or exercised under such Award.

5. Administration of the Plan.

(a) Administrator. The Plan shall be administered by the Compensation Committee. However, the Board or the Compensation Committee may delegate its authority under the Plan to a sub-committee or to one or more senior executive officers of the Company to the extent such delegation is appropriate under Section 162(m) of the Code and Rule 16b-3 under the Exchange Act.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board or the Compensation Committee to such Committee, the Administrator shall have the authority, in its discretion:

(i) to select the Consultants, Directors and Employees to whom Awards may be granted hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the number of Shares to be covered by Awards granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the purchase price (if any), the time or times when Awards may be exercised or vest (provided that Full Value Awards granted to Employees shall become vested over a period of not less than three (3) years (or, in the case of vesting based upon the attainment of performance goals or other performance-based objectives, over a period of not less than one (1) year measured from the commencement of the period over which performance is evaluated) following the date the Award is made; provided, however, that, notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 10% of the shares of Common Stock available pursuant to Section 4 may be granted to any one or more Employees without respect to such minimum vesting provisions), any vesting acceleration or waiver of forfeiture restriction, the status of an Option as an Incentive Stock Option or Nonstatutory Stock Option, the term of the Award, the form in which the Award is to be settled, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws or to comply with other applicable foreign laws;

(viii) to modify or amend each Award (subject to Section 20(c) of the Plan);

(ix) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(x) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all persons having an interest in the Plan and in any Awards granted hereunder.

6. Eligibility. Awards may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. If otherwise eligible, a Participant who has been granted an Award may be granted additional Awards.

7. Individual Limitations. The following limitations shall apply to Awards to Participants:

(i) No Participant shall be granted, in any fiscal year of the Company, Awards for more than 3,500,000 Shares in the aggregate; provided, however, that the aggregate number of Shares for which Awards may be granted in the fiscal year in which the Participant is initially hired shall be 5,000,000 Shares.

(ii) The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16(a).

8. Term of Plan. The Plan shall continue in effect until the date that is ten (10) years following the Effective Date, unless terminated earlier under Section 20 of the Plan.

9. Options.

(a) Term. The term of each Option shall be stated in the Award Agreement; provided, however, that the term shall not exceed ten (10) years from the date of grant. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(b) Option Exercise Price and Consideration.

(i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(1) The per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(2) In the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(ii) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period or attainment of specified performance goals. The Plan Administrator may accelerate the exercisability of an Option at any time for any reason.

(iii) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) other Shares which (A) meet the requirements and conditions established by the Administrator in order to avoid any unfavorable financial accounting consequences (as determined by the Administrator) and (B) have a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares as to which said Option will be exercised;

(4) delivery of a properly executed exercise notice together with such other documentation as the Administrator shall require to a brokerage firm (reasonably satisfactory to the Company for purposes of administering the exercise) to effect an exercise of the Option and deliver to the Company the sale proceeds required to pay the exercise price;

(5) any combination of the foregoing methods of payment; or

(6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(c) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (ii) except to the extent the exercise price is to be paid from sales proceeds under Section 9(b)(iii)(4) above, full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. The holder of an Option shall have no stockholder rights with respect to the Shares subject to the Option until such person shall have exercised the Option, paid the exercise price and become a holder of record of the purchased Shares.

(d) Each Option shall be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of Shares subject to an Optionee’s incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 9(d), Incentive Stock Options shall be taken into account in the order in which they were granted (except to the extent otherwise provided under applicable law or regulation), and the Fair Market Value of the Shares shall be determined as of the time of grant.

(e) Termination of Employment, Consulting or Director Relationship. The following provisions shall govern the exercise of any Options outstanding at the time of termination of the Optionee’s Continuous Status as an Employee, Consultant or Director or death:

(i) Upon termination of an Optionee’s Continuous Status as an Employee, Consultant or Director, other than upon the Optionee’s death or Disability or by reason of Misconduct, the Optionee may exercise his or her Option within the period specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option shall remain exercisable for 90 days following the Optionee’s termination of Continuous Status as an Employee, Consultant or Director. In the case of an Incentive Stock Option, such period of time shall not exceed three (3) months from the date of termination. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(ii) In the event that an Optionee’s Continuous Status as an Employee, Consultant or Director terminates as a result of the Optionee’s Disability, the Optionee may exercise his or her Option at any time within twelve (12) months from the date of such termination but only to the extent that the Optionee was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iii) In the event of the death of an Optionee, the Option may be exercised at any time within twelve (12) months following the date of death (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement), by the Optionee’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance or a designated beneficiary (if any), but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall immediately revert to the Plan. If, after death, the Optionee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(iv) The Administrator shall have complete discretion, exercisable either at the time an Option is granted or at any time while the Option remains outstanding, to:

a) extend the period of time for which the Option is to remain exercisable following termination of the Optionee’s Continuous Status as an Employee, Consultant or Director from the limited exercise period otherwise in effect for that Option to such greater period of time as the Administrator shall deem appropriate, but in no event beyond the expiration of the Option term, and/or

b) include an automatic extension provision whereby the specified post-service exercise period in effect for any Option shall automatically be extended by an additional period of time equal in duration to any interval within the specified post-service exercise period during which the exercise of that Option or the immediate sale of the Shares acquired under such Option could not be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the continuation of such Option beyond the expiration date of the term of that Option.

(f) Misconduct. Should the Optionee’s Continuous Status as an Employee, Consultant or Director be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding Options, then all of those Options shall terminate immediately and cease to be outstanding.

10. Stock Awards.

(a) Grant. Shares may be directly issued as Stock Awards at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Stock Awards under the Plan, it shall advise the Participant in writing, by means of an Award Agreement, of the terms, conditions and vesting schedule (if any) related to the grant, including the number of Shares subject to the Award and the price (if any) to be paid.

(b) Issue Price and Form of Consideration. The issue price per Share shall be fixed by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Award date. Shares may be issued under the Stock Award Program for any of the following items of consideration which the Administrator may deem appropriate in each individual instance:

(i) cash or check,

(ii) past services rendered to the Company (or any Parent or Subsidiary); or

(iii) any other valid consideration Applicable Laws.

(c) Vesting. Shares subject to a Stock Award may, in the discretion of the Administrator, be fully and immediately vested upon issuance as a bonus for service rendered or may vest in one or more installments over the Participant’s period of service or upon the attainment of specified performance objectives.

(d) Forfeiture. Should the Participant cease to remain in Continuous Status as an Employee, Consultant or Director while holding one or more unvested Shares issued under a Stock Award or should the performance objectives not be attained with respect to one or more such unvested Shares, then those Shares shall be immediately surrendered to the Company for cancellation, and the Participant shall have no further stockholder rights with respect to those Shares. To the extent the surrendered Shares were previously issued to the Participant for consideration paid in cash or cash equivalent, the Company shall repay to the Participant the lower of (i) the cash consideration paid for the surrendered Shares or (ii) the Fair Market Value of those Shares at the time of cancellation. The Administrator may in its discretion waive the surrender and cancellation of one or more unvested Shares which would otherwise occur upon the cessation of the Participant’s Continuous Status as an Employee, Consultant or Director or the non-attainment of the performance objectives applicable to those Shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the Shares as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Continuous Status as an Employee, Consultant or Director or the attainment or non-attainment of the applicable performance objectives.

(e) Other Provisions. The Award Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(f) Rights as a Stockholder. The Participant shall have full stockholder rights with respect to any Shares issued to the Participant under a Stock Award, whether or not the Participant’s interest in those Shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any dividends paid on such Shares, subject to any applicable vesting requirements.

11. Restricted Stock Units.

(a) Grant. Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it shall advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b) Vesting Criteria and Other Terms. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon specified service requirements and/or the achievement of specified performance goals, or any other basis determined by the Administrator in its discretion.

(c) Earning Restricted Stock Units. Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Form and Timing of Payment. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) determined by the Administrator, including expiration of a designated time period following vesting of the units or following termination of the Participant’s service and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e) Termination. Outstanding Restricted Stock Units shall automatically terminate, and no Shares or cash shall actually be paid in satisfaction of those Awards, if the performance goals or service requirements established for those Awards are not attained or satisfied.

(f) Stockholder Rights. The Participant shall not have any stockholder rights with respect to any Restricted Stock Units until that Award vests and Shares are actually issued thereunder.

12. Stock Appreciation Rights.

(a) Grant. The Administrator may grant Stock Appreciation Rights from time to time separately or in tandem with any Option. After the Administrator determines that it will grant Stock Appreciation Rights under the Plan, it shall advise the Participant in an Award Agreement of the terms and conditions related to the grant.

(b) Number of Shares, Term and Base Price. The Administrator shall establish the number of Shares, the term and the base price of the Stock Appreciation Right at the time the Stock Appreciation Right is granted. The term of a Stock Appreciation Right shall not exceed ten years from the date of grant. The base price of a

Stock Appreciation Right shall not be less than the Fair Market Value of a Share on the date of grant of the Stock Appreciation Right.

(c) Exercisability. Stock Appreciation Rights shall become exercisable in accordance with such terms and conditions as may be determined by the Administrator and specified in the Award Agreement. The Administrator may accelerate the exercisability of any or all outstanding Stock Appreciation Rights at any time for any reason. A tandem Stock Appreciation Right shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d) Termination of Employment or Service. The provisions governing the exercise of Stock Appreciation Rights following the cessation of the Participant’s Continuous Status as an Employee, Consultant or Director shall be substantially the same as those set forth in Section 8 for the Options granted under the Plan.

(e) Exercise of Stock Appreciation Rights. Upon exercise of a Stock Appreciation Right, the holder shall be entitled to receive a distribution from the Company in an amount equal to the excess of (i) the aggregate Fair Market Value (on the exercise date) of the Shares underlying the exercised right over (ii) the aggregate base price in effect for those Shares. The distribution with respect to an exercised Stock Appreciation Right may be made in (i) Shares valued at Fair Market Value on the exercise date, (ii) cash or (iii) a combination of cash and Shares, as specified in the applicable Award Agreement.

(f) Stockholder Rights. The holder of a Stock Appreciation Right shall have no stockholder rights with respect to the Shares subject to the right unless and until such person shall have exercised the Stock Appreciation Right and become a holder of record of the Shares issued upon the exercise of such Stock Appreciation Right.

13. Dividend Equivalent Rights.

(a) Grant. The Administrator may grant Dividend Equivalent Rights as stand-alone awards or in tandem with other Awards made under the Plan. After the Administrator determines that it will grant Dividend Equivalent Rights under the Plan, it shall advise the Participant in an Award Agreement of the terms and conditions related to the grant.

(b) Term. The term of each Dividend Equivalent Right shall be established by the Administrator at the time of grant, but no such Award shall have a term in excess of ten (10) years.

(c) Payment. Each Dividend Equivalent shall represent the right to receive the economic equivalent of each dividend or distribution, whether in cash, securities or other property (other than Shares), which is made per issued and outstanding Share during the term the Dividend Equivalent Right remains outstanding. A special account on the books of the Company shall be maintained for each Participant to whom a Dividend Equivalent Right is granted, and that account shall be credited per Dividend Equivalent Right with each such dividend or distribution made per issued and outstanding Share during the term of that Dividend Equivalent Right remains outstanding. Payment of the amounts credited to such book account may be made to the Participant either concurrently with the actual dividend or distribution made per issued and outstanding Share or may be deferred for a period specified by the Administrator at the time the Dividend Equivalent Right is made or selected by the Participant in accordance with the requirements of Code Section 409A.

(d) Form of Payment. Payment may be paid in (i) cash, (ii) Shares or (iii) a combination of cash and Shares the Administrator shall determine. If payment is to be made in the form of Common Stock, the number of Shares into which the cash dividend or distribution amounts are to be converted for purposes of the Participant’s book account may be based on the Fair Market Value per Share on the date of conversion, a prior date or an average of the Fair Market Value per Share over a designated period, as the Administrator shall determine in its sole discretion.

14. Performance-Based Awards. The Administrator may grant any Award under this Plan in a manner which is intended to constitute compensation deductible by the Company under Section 162(m). A Participant’s Performance-Based Award shall be determined based on the attainment of written performance goals approved by the Committee for a performance period of such length as shall be determined by the Committee in its discretion (the “Performance

Period”), established by the Committee while the outcome for that Performance Period is substantially uncertain and no more than ninety (90) days after the commencement of the Performance Period to which the performance goal relates (or, if less, the number of days that is equal to 25% of the relevant Performance Period).

The performance goals shall be objective and based on one or more of the following criteria: (i) earnings or operating income before interest, taxes, depreciation, amortization and/or charges for stock-based compensation; (ii) earnings per share; (iii) growth in earnings or earnings per share; (iv) market price of the Common Stock; (v) return on equity or average stockholder equity; (vi) total stockholder return or growth in total stockholder return, either directly or in relation to a comparative group; (vii) return on capital; (viii) return on assets or net assets; (ix) invested capital, rate of return on capital or return on invested capital; (x) revenue, growth in revenue or return on sales; (xi) income or net income; (xii) operating income or net operating income; (xiii) operating profit or net operating profit; (xiv) operating margin; (xv) return on operating revenue or return on operating profit; (xvi) cash flow or cash flow per share (before or after dividends); (xvii) market share; (xviii) collections and recoveries; (xix) debt reduction; (xx) litigation and regulatory resolution goals; (xxi) expense control goals; (xxii) budget comparisons; (xxiii) development and implementation of strategic plans and/or organizational restructuring goals; (xxiv) productivity goals; (xxv) workforce management and succession planning goals; (xxvi) economic value added; (xxvii) measures of customer satisfaction; (xxviii) formation of joint ventures or marketing or customer service collaborations or the completion of other corporate transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; and (xxix) merger and acquisitions. The foregoing criteria may be applied with respect to the Company, any Parent or Subsidiary or any business unit, or, if applicable, any Participant, and may be measured based on any combination of, or a change in, such criteria or on an absolute or relative to a peer group basis or other market measure.

The performance criteria may include a threshold level of performance below which no payment shall be made, levels of performance at which specified payments shall be made and a maximum level of performance above which no additional payment shall be made. The Committee, in its sole discretion, shall make equitable adjustments to the performance criteria in recognition of unusual or non-recurring events affecting the Company or any Parent or Subsidiary or the financial statements of the Company or any Subsidiary or Parent, in response to changes in applicable laws or regulations, including changes in generally accepted accounting principles, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles, as applicable. The Committee shall determine whether, with respect to the Performance Period, the applicable performance goals have been met with respect to a given Participant and if so met, shall so certify and ascertain the amount of the applicable Performance-Based Award. The Performance-Based Award shall be paid to the Participant at such time as determined by the Committee following the end of the applicable Performance Period.

15. Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. However, the Administrator may structure any Award (other than an Incentive Stock Option) so that the Award may be assigned in whole or in part during the Participant’s lifetime to one or more Family Members of the Participant or to a trust established exclusively for the Participant and/or such Family Members, to the extent such assignment is in connection with the Participant’s estate plan or pursuant to a domestic relations order. The Administrator may also permit a Participant to designate one or more persons as the beneficiary or beneficiaries of his or her outstanding Awards and those Awards shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Participant’s death while holding those Awards.

16. Adjustments Upon Changes in Capitalization, Dissolution or Change of Control.

(a) Changes in Capitalization. In the event of any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, then equitable adjustments shall be made by the Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities by which the Share reserve under the Plan may increase by reason of the expiration or termination of unexercised Options or non-issuance of Shares under Restricted Stock Units under the Predecessor Plans, (iii) the maximum number and/or class of securities for which any one person may be granted Awards under the Plan per fiscal year or Performance Period, (iv) the number and/or class of securities and the exercise, purchase or base price per share in effect under each outstanding Award, (v) the number and/or class of securities subject to cancellation under the Plan and the price (if any) payable per cancelled share, and (vi) adjust the performance criteria for any Performance-Based Awards (subject to such limitations as appropriate under Section 162(m)); provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board in such manner as it deems appropriate and such adjustments shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to any outstanding Awards.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Award is outstanding, such Award will terminate immediately prior to the consummation of such proposed action and any unvested Shares shall be forfeited. The Board may, in the exercise of its sole discretion in such instances, declare that any Option or Stock Appreciation Right shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Option or Stock Appreciation Right as to all or any part of the Shares subject to such Award, including Shares as to which the Option or Stock Appreciation Right would not otherwise be exercisable and to accelerate the vesting of any Stock Award, Restricted Stock Unit or Dividend Equivalent Right.

(c) Change of Control. In the event of a Change of Control, each outstanding Award will be treated as the Administrator determines, including, without limitation, that each outstanding Award shall be assumed or an equivalent award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator shall not be required to treat Awards similarly in the transaction. With respect to the assumption or substitution of Awards granted to Outside Directors, if following such assumption or substitution the Participant’s status as a Director or a director of the successor corporation, as applicable, is terminated other than by voluntary resignation by the Participant, then the Participant shall fully vest in and have the right to exercise the Awards as to all of the Shares subject to the Awards, including Shares as to which it would not otherwise be vested or exercisable. The Administrator may, in lieu of such assumption or substitution, provide (i) for the Participant to have the right to exercise the Option or Stock Appreciation Right as to all or a portion of the Shares subject thereto, including Shares as to which it would not otherwise be exercisable, (ii) that all Restricted Stock Units, Stock Awards and Dividend Equivalent Rights shall vest as to all or a portion of the Shares subject thereto, and (iii) subject to such limitations as appropriate under Section 162(m), that any applicable performance criteria with respect to a Performance-Based Award has been achieved. If the Administrator makes an Option or Stock Appreciation Right exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Participant that the Option or Stock Appreciation Right shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

For the purposes of this Section, an Award shall be considered assumed if, following the Change of Control, the Award confers the right to receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received under an Award, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

17. Prohibition on Repricing Programs. The Administrator shall not (i) implement any cancellation/regrant program pursuant to which outstanding Options or Stock Appreciation Rights under the Plan are cancelled and new Options or Stock Appreciation Rights are granted in replacement with a lower exercise or base price per share, (ii) cancel outstanding Options or Stock Appreciation Rights under the Plan with exercise or base prices per share in excess of the then current Fair Market Value per share of Common Stock for consideration payable in equity securities of the Company, including shares of Common Stock underlying Restricted Stock Units or (iii) otherwise directly reduce the exercise or base price in effect for outstanding Options or Stock Appreciation Rights under the Plan.

18. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise or vesting thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes or payments (including the Participant’s FICA obligation) required to be withheld with respect to such Award.

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld, or (c) delivering to the Company already-owned Shares having a Fair Market Value equal to the minimum statutory amount required to be withheld. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

19. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

20. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

21. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option or Stock Appreciation Right or under a Stock Award or upon vesting of a Restricted Stock Unit unless the exercise of such Option or Stock Appreciation Right and the issuance and delivery of such Shares shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, Applicable Laws, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

22. Liability of Company.

(a) Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b) Grants Exceeding Allotted Shares. If the Shares covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 20(b) of the Plan.

23. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

24. No Employment/Service Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Participant’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause. Except as otherwise indicated herein or set forth in the Award Agreement, no Award shall continue to vest or become exercisable during any period of notice of termination of employment or deemed notice period.

PMC’s Board of Directors recommends a vote FOR each of the listed nominees in proposal 1, and FOR proposals 2, 3 and 4.

Please mark votes ☒ as in this example					FOR	AGAINST	ABSTAIN
(1) To elect directors to serve until the 2013 Annual Meeting of Stockholders of PMC-Sierra, Inc. The nominees for the Board of Directors are				(2) To ratify the appointment of Deloitte & Touche LLP as PMC’s independent auditors.	☐	☐	☐
	FOR	AGAINST	ABSTAIN
01 Richard E. Belluzzo 02 James V. Diller, Sr. 03 Michael R. Farese	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	(3) To approve, in a non-binding vote, our executive compensation as described in the proxy statement.	☐	☐	☐
04 Jonathan J. Judge 05 Michael A. Klayko 06 William H. Kurtz 07 Gregory S. Lang 08 Frank J. Marshall 09 Richard N. Nottenburg	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐

(4)  To approve a proposal to amend the Company’s 2008 Equity Plan to: (i) increase the number of shares of common stock reserved for issuance thereunder by 9,500,000 shares, (ii) satisfy the shareholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“the Code”) with respect to “performance-based” compensation under Section 162(m) of the Code, and (iii) make other technical or otherwise non-material revisions thereto.

					☐	☐	☐

I plan to attend the Annual Meeting ☐

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signing for a corporation or partnership, authorized person should sign full corporation or partnership name and indicate capacity in which they sign.

Date:

Signature

Signature (if held jointly)

♦    PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.    ♦

CONTROL NUMBER

PROXY VOTING INSTRUCTIONS

Please have your 11 digit control number ready when voting by Internet or Telephone

INTERNET Vote Your Proxy on the Internet: Go to www.proxyease.com Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

TELEPHONE

Vote Your Proxy by Phone:

Call 1 (866) 437-4675

Use any touch-tone telephone to

vote your proxy. Have your proxy

card available when you call.
Follow the voting instructions to

vote your shares.

MAIL Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PMC-SIERRA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of PMC-Sierra, Inc. hereby appoints Gregory S. Lang and Alinka Flaminia, each or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders scheduled to be held on May 10, 2012, at 9:00 a.m., Pacific Time, at the Company’s Sunnyvale headquarters, 1380 Bordeaux Drive, Sunnyvale, California 94089 and at any adjournment or adjournments thereof, hereby revoking all proxies heretofore given with respect to such shares upon the matters described in the Notice of Annual Meeting of Stockholders and related Proxy Statement for the Annual Meeting (receipt of which is hereby acknowledged), and upon any other business that may properly come before such Annual Meeting.

The shares represented by this proxy will be voted as directed on the reverse side, but if no direction is made, the proxies named herein intend to vote the securities at their discretion FOR the election of the nine director nominees listed in Proposal 1; FOR Proposal 2 – ratification of the appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2012; FOR Proposal 3 – approval, in a non-binding vote, of our executive compensation as described in the proxy statement; FOR Proposal 4 – approval to amend the Company’s 2008 Equity Plan to: (i) increase the number of shares of common stock reserved for issuance thereunder by 9,500,000 shares, (ii) satisfy the shareholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (“the Code”) with respect to “performance-based” compensation under Section 162(m) of the Code, and (iii) make other technical or otherwise non-material revisions thereto. This proxy, when properly executed, will be voted in the discretion of proxy holders upon any other business as may properly come before the Annual Meeting of Stockholders or any adjournment or postponement thereof.

IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE DATE, SIGN AND RETURN ALL SUCH PROXY CARDS IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE, OR VOTE ALL OF YOUR SHARES OVER THE INTERNET OR BY TELEPHONE TO BE SURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING.

SEE REVERSE SIDE

♦    PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.    ♦

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be held May 10, 2012. The Proxy Statement and our 2011 Annual Report to

Stockholders are available at: http://allianceproxy.com/pmc-sierra/2012